                    Chubb Life Insurance Company of America
                               One Granite Place
                          Concord, New Hampshire 03301
                                 (603) 226-5000

          This Prospectus describes two forms of a flexible premium variable life insurance policy issued by Chubb Life Insurance Company of America ("Chubb Life"): an individual flexible premium variable life insurance policy form ("Chubb Heritage I") and a survivorship flexible premium variable life insurance policy form ("Chubb Heritage II") (collectively the "Policy" or "Policies"). The Policies are designed to provide a Policyowner with both lifetime insurance protection and maximum flexibility in connection with premium payments and death benefits, together with the opportunity to participate in the investment experience of Chubb Separate Account C ("Separate Account C"). Although each Policy contains a schedule of intended premium payments ("Planned Periodic Premiums"), and an intended frequency of premium payments ("Premium Frequency"), a Policyowner may, subject to certain restrictions, vary the frequency and amount of the premium payments and increase or decrease the level of life insurance benefits payable under the Policy. The flexibility allows a Policyowner to provide for changing insurance needs within the framework of a single insurance policy. Unlike traditional insurance protection providing fixed benefits, the Policyowner participates in the investment experience of Separate Account C. Accumulation Value under the Policies will increase with positive investment experience and decrease with negative investment experience. Accumulation Value in Separate Account C is not guaranteed and could decline to zero.

          Chubb Heritage I provides life insurance coverage on one Insured, with the Death Benefit payable at the Insured's death. Chubb Heritage II provides life insurance coverage on two Insureds, with the Death Benefit payable upon the death of the last surviving Insured. If Net Premiums are allocated to Separate Account C, the amount of the Death Benefit may reflect the investment experience of the chosen Divisions, as well as the frequency and amount of premiums, any withdrawals of Cash Value ("withdrawal"), and the charges assessed in connection with the Policy. As long as the Policy remains in force, the Death Benefit will not be less than the current Specified Amount of the Policy, reduced by any outstanding indebtedness and any due and unpaid fees and charges. The minimum initial Specified Amount is $500,000 for Chubb Heritage I and $2,000,000 for Chubb Heritage II. After a withdrawal, the Specified Amount may not be reduced to less than $250,000 for Chubb Heritage I and $500,000 for Chubb Heritage II Policy.

          The Death Benefit is payable under two options. The Policyowner will make two elections to determine the Death Benefit under the Policy. First, the Policyowner will choose one of two Death Benefit options offered under the Policy. Second, the Policyowner will choose the Death Benefit qualification test, which is the method for qualifying the Policy as a life insurance contract for purposes of Federal tax law. In general, under Death Benefit Option I, the Death Benefit payable under the Policy is equal to the current Specified Amount; under Death Benefit Option II, the Death Benefit equals the current Specified Amount plus the Accumulation Value of the Policy on the date of death. The Policy will also increase the Death Benefit if necessary to ensure that the Policy will continue to qualify as life insurance under Federal tax laws. The Policyowner may not change the Death Benefit qualification test once selected but may, subject to certain restrictions, change from one death benefit option to the other after the Policy has been issued.

          The initial premium payment must be sufficient to keep the Policy in force for at least three months. If a Policyowner chooses the Guaranteed Death Benefit Rider, the Death Benefit will be guaranteed to never be less than the Specified Amount, provided that a cumulative minimum premium requirement is met. No premium payment may be less than $500.

          The Policy will remain in force so long as Cash Value exceeds indebtedness and Cash Value less indebtedness is sufficient to pay certain monthly charges imposed in connection with the Policy. The Cash Value equals the Accumulation Value less any Surrender Charge. Accumulation Value in Separate Account C will reflect the investment experience of the chosen Divisions, the amount and frequency of premium payments, any withdrawals, and charges imposed in connection with the Policy. Adherence to the schedule of Planned Periodic Premiums will not assure the Policy will remain in force. The Policyowner bears the entire investment risk for all amounts allocated to Separate Account C; no minimum Accumulation Value is guaranteed and the Accumulation Value could decline to zero. So long as Cash Value exceeds indebtedness and subject to certain conditions described in this Prospectus, a Policyowner may obtain policy loans at any time after the first policy anniversary and may make withdrawals at any time. Both withdrawals and policy loans must be made prior to the Policy's Maturity Date.

          The Policyowner may allocate Net Premiums to one or more of the Divisions or to Chubb Life's General Account on the Allocation Date. Each Division will invest solely in a corresponding portfolio (a "Portfolio") of Chubb Series Trust (the "Trust"). Prior to the Allocation Date the Net
Premiums paid will be deposited in Chubb Life's General Account. There is a "free look" period during which the Policyowner may cancel the Policy. If the Policyowner elects during this "free look" period to cancel the Policy, Chubb Life will reimburse, within seven days from the date the Policy is surrendered to Chubb Life, the full amount of premium paid. The accompanying Prospectus for the Trust and the Statement of Additional Information, available on request, describe the investment objectives and risks of the five Portfolios of the Trust. The Policies described in this Prospectus are not available in all states.

          Chubb Life believes the Policy will in general receive favorable tax treatment under the Internal Revenue Code of 1986 ("the Code"). However, because there are issues as to which the law is developing or changing, there can be no guarantees. Information in this Prospectus is not intended as tax advice and Chubb Life recommends that prospective purchasers rely only on the advice of a qualified tax adviser. Prospective purchasers of this Policy are advised that replacement of existing insurance coverage may not be financially advantageous and should consult with their financial advisers with respect to the Policy. It may also not be advantageous to purchase this Policy if the prospective purchaser already owns a flexible premium variable life insurance policy.

          This Prospectus generally describes only the portion of the Policy involving Separate Account C. For a brief summary of Chubb Life's General Account, see "THE GENERAL ACCOUNT."

                This Prospectus Is Valid Only If Accompanied Or
                      Preceded By A Current Prospectus For
                               Chubb Series Trust

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES DIVISION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES DIVISION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


   Please Read This Prospectus Carefully and Retain It For Future Reference.

                   The Date of This Prospectus is May 1, 1996

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
DEFINITIONS.......................................................     3

SUMMARY...........................................................     4

CHUBB LIFE INSURANCE COMPANY OF
 AMERICA..........................................................     9

CHUBB SEPARATE ACCOUNT C..........................................     9

    Divisions.....................................................     9

CHUBB SERIES TRUST................................................     9

THE POLICIES......................................................    11

    General.......................................................    11

    Payment of Premiums...........................................    11

    Guaranteed Death Benefit Premiums.............................    11

    Premium Limitations...........................................    11

    Allocation of Premiums........................................    12

    Transfers.....................................................    12

    Telephone Transfers, Loans and
      Reallocations...............................................    13

    Policy Lapse..................................................    14

    Reinstatement.................................................    14

    Policy "Free Look"............................................    14

CHARGES AND DEDUCTIONS............................................    14

    Premium Charges...............................................    14




    Monthly Deduction...............................................  15

    Risk Charge.....................................................  16

    Surrender Charge................................................  16

    Administrative Fees.............................................  16

    Other Charges...................................................  16

POLICY BENEFITS AND RIGHTS..........................................  16

    Death Benefits..................................................  16

    Guaranteed Death Benefit........................................  18

    Combined Requests...............................................  18

    Maturity of the Policy..........................................  18

    Optional Insurance Benefits.....................................  18

    Settlement Options..............................................  19

CALCULATION OF ACCUMULATION
    VALUE...........................................................  19

    Unit Values.....................................................  20

    Net Investment Factor...........................................  20

CASH VALUE BENEFITS.................................................  21

    Surrender Privileges............................................  21

    Policy Loans....................................................  21
                                                                    Page
                                                                    ----
OTHER MATTERS.......................................................  23

    Voting Rights...................................................  23

    Additions, Deletions or Substitutions of
      Investments...................................................  23




    Annual Report...................................................  23

    Confirmation....................................................  23

    Limitation on Right to Contest..................................  24

    Misstatements...................................................  24

    Suicide.........................................................  24

    Beneficiaries...................................................  24

    Postponement of Payments........................................  24

    Assignment......................................................  24

    Illustration of Benefits and Values.............................  24

    Non-Participating Policy........................................  24

THE GENERAL ACCOUNT.................................................  25

    General Description.............................................  25

    General Account Accumulation Value..............................  25

    Determination of Charges........................................  25

    Premium Deposit Fund............................................  25

DISTRIBUTION OF THE POLICY..........................................  26

    Group or Sponsored Arrangements.................................  26

MANAGEMENT OF CHUBB LIFE............................................  27

    Executive Officers and Directors of Chubb
      Life..........................................................  27

    Executive Officers (Other Than Directors).......................  28

STATE REGULATION OF CHUBB LIFE......................................  29



FEDERAL TAX MATTERS.................................................  29

    Tax Considerations..............................................  29

    Policy Proceeds.................................................  29

    Charge for Chubb Life Income Taxes..............................  32

EMPLOYEE BENEFIT PLANS..............................................  32

LEGAL PROCEEDINGS...................................................  32

EXPERTS.............................................................  32

REGISTRATION STATEMENT..............................................  32

FINANCIAL STATEMENTS................................................  33

ILLUSTRATIONS.......................................................A-1

          [THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. CHUBB LIFE DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, THE PROSPECTUS OF THE TRUST OR THE STATEMENT OF ADDITIONAL INFORMATION OF THE TRUST.]

                                  DEFINITIONS

          In addition to terms which are defined elsewhere in this Prospectus, the following words and phrases shall have the indicated meanings:

          Accumulation Value--The total amount that a Policy provides for investment at any time plus the amount held as collateral for Policy Debt.

          Age--The Insured's age at his or her nearest birthday.

          Allocation Date--The date when the initial premium is placed in the Divisions and the General Account in accordance with the Policyowner's allocation instructions in the application. The Allocation Date is 20 days from the date the Policy is issued.

          Attained Age--The age of the Insured at the last policy anniversary.

          Beneficiary--The person designated by the Policyowner in the application to receive the Death Benefit proceeds. If changed, the Beneficiary is as shown in the latest change filed with Chubb Life. If no Beneficiary survives the Insured, the Policyowner or the Policyowner's estate will be the Beneficiary. The interest of any Beneficiary is subject to that of any assignee.

          Cash Value--The Accumulation Value less any applicable Surrender Charge. This amount less the amount of Policy Debt is payable to the Policyowner on the earlier of surrender of the Policy or the Maturity Date.

          Date of Receipt--Any business day of Chubb Life prior to 4:00 P.M. Eastern time, on which a notice or premium payment is received at Chubb Life's service center or home office.

          Death Benefit--The amount, less the amount of Policy Debt, which is payable to the Beneficiary under the Policy upon the death of the Insured under Chubb Heritage I and the death of the last surviving Insured under Chubb Heritage II.

          Division--A separate division of Separate Account C which invests exclusively in the shares of a specified Portfolio of the Trust.

          General Account--The assets of Chubb Life other than those allocated to Separate Account C or any other separate account.

          Insured(s)--The person(s) upon whose life the Policy is issued.

          Issue Age--The Insured's age at his or her nearest birthday on the Policy Date.

          Joint Equal Age--On Chubb Heritage II, this will be calculated pursuant to a formula which converts the specific age, gender and underwriting classifications of the two Insureds into one age. The Joint Equal Age is used in determining issue age limitations, minimum premiums and guaranteed death benefit premiums.

          Loan Value--Generally, 90% of a Policy's Cash Value on the date of a loan.

          Maturity Date--Unless otherwise specified, the Maturity Date will be the policy anniversary nearest to the Insured's 100th birthday for Chubb Heritage I and the younger Insured's 100th birthday for Chubb Heritage II.

          Monthly Anniversary Date--The same day in each month as the Policy
Date.

          Net Premium--The gross premium less a 2.5% state premium tax charge, a 1.25% Federal deferred acquisition cost tax charge and a 3% sales charge.

          Owner (Policyowner)--The person or entity so designated in the application or as subsequently changed.

          Policy Date--The date set forth in the Policy, which is the date requested by the Owner. If no date is requested, it is the date the Policy is issued. The Policy Date is the date from which policy years, policy months, and policy anniversaries will be determined. If the Policy Date should fall on the 29th, 30th, or 31st of a month, the Policy Date will be the 1st of the following month.

          Policy Debt--The sum of all unpaid policy loans and accrued interest thereon.

          Portfolio--A separate investment Portfolio of the Trust.

          Proof of Death--One or more of the following:

          (a) A copy of a certified death certificate.

          (b) A copy of a certified decree of a court of competent jurisdiction as to the finding of death.

          (c) A written statement by a medical doctor who attended the Insured.

          (d) Any other proof satisfactory to Chubb Life.

          Separate Account C--Chubb Separate Account C, a separate investment account created by Chubb Life to receive and invest Net Premiums paid under the Policy and other flexible premium variable life insurance policies offered by Chubb Life.

          Specified Amount--The face amount of the Policy which is the minimum death benefit payable under the Policy.


          Surrender Charge--A sales charge assessed only upon surrender or withdrawal.

          Trust--Chubb Series Trust, a series mutual fund.

          Valuation Date--Each day, as of the close of regular trading on the New York Stock Exchange, which is currently 4:00 P.M. Eastern time, or any other days as may be required.

          Valuation Period--The period between two successive Valuation Dates, commencing at the close of regular trading on the New York Stock Exchange on each Valuation Date and ending at the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

                                    SUMMARY

          The discussion in this Prospectus assumes that there is no policy loan outstanding and that state variations will be covered by prospectus supplement or policy endorsement, as appropriate. The terms under which the Policies are issued may also vary from those described in this Prospectus based on particular circumstances. The description of the Policies in this Prospectus is subject to the terms of the Policy purchased by a Policyowner and any supplement or endorsement to it. An applicant may review a copy of the Policy and any supplement or endorsement to it on request.


What are the variable life Policies being offered?

          This Prospectus describes two forms of a flexible premium variable life insurance policy issued by Chubb Life Insurance Company of America ("Chubb Life"). Chubb Heritage I provides life insurance coverage on one Insured, with the Death Benefit payable upon the death of such Insured. Chubb Heritage II provides life insurance coverage on two Insureds, with a Death Benefit payable only when the last surviving Insured dies. The Policyowner may, subject to certain limitations, make premium payments in any amount at any frequency. The Policies are life insurance contracts with death benefits, cash values, and other features traditionally associated with life insurance. They are called "flexible premium" because, unlike many insurance contracts, there are no fixed schedules for premium payments, although each Policyowner may establish a schedule of premium payments ("Planned Periodic Premiums"). This flexibility permits a Policyowner to provide for evolving insurance needs within a single insurance product. The minimum initial Specified Amount is $500,000 for Chubb Heritage I and $2,000,000 for Chubb Heritage II. A Policyowner may increase or decrease coverage. Increasing coverage under the Policy, rather than purchasing another policy, may save additional administrative costs. Increasing coverage under the Policy or purchasing another policy may require new evidence of insurability. Increasing or decreasing coverage may have certain tax consequences. See "FEDERAL TAX MATTERS".

          The Policies generally work as follows: a Policyowner periodically pays a premium to Chubb Life. Chubb Life subtracts an amount for state premium taxes, the Federal deferred acquisition cost tax charge and the sales charge from each premium. Chubb Life then places the Net Premium into one or more of the five Divisions and/or Chubb Life's General Account as directed by the Policyowner. Each Division invests its assets in a corresponding Portfolio of the Trust. During the year, Chubb Life takes charges from each Division and credits or charges each Division with its respective investment experience. The cost of insurance charge, which is deducted from each Policy's Accumulation Value, varies monthly based on the sex, Issue Age, policy year, rating class of the Insured(s), Specified Amount of the Policy, Death Benefit option and applicable corridor percentage. A policyowner will incur a Surrender Charge for a surrender or withdrawal during the first five policy years. See "CHARGES AND DEDUCTIONS--Surrender Charge".

          The Death Benefit is payable under two options. The Policyowner will make two elections to determine the Death Benefit under the Policy. First, the Policyowner will choose one of two Death Benefit options offered under the Policy. Second, the Policyowner will choose the Death Benefit qualification test, which is the method for qualifying the Policy as a life insurance contract for purposes of Federal tax law. In general, under Death Benefit Option I, the Death Benefit payable under the Policy is equal to the current Specified Amount; under Death Benefit Option II, the Death Benefit is equal to the Specified Amount plus the Accumulation Value of the Policy on the date of death. The Policy will also increase the Death Benefit if necessary to ensure that the Policy will continue to qualify as life insurance under Federal tax laws. The Policyowner may not change the Death Benefit qualification test once selected but may, subject to certain restrictions, change from Death Benefit Option I to Option II, and vice versa, after the Policy has been issued. Prospective Policyowners should be aware that there is no guarantee of Accumulation Value in Separate Account C. See "POLICY BENEFITS AND RIGHTS--Death Benefits".

          All persons insured must meet specified age limits and certain health and other standards called "Underwriting Standards". The smoking status of the Insureds is generally reflected in the cost of insurance rates. However, for Chubb Heritage I, distinctions between smokers and nonsmokers are only made for Insureds age 15 and over. Policies issued in certain jurisdictions will not directly reflect the sexes of the Insureds in either the premium rates or the charges and values under the Policy.


What is the amount of the Premiums?

          Premiums are flexible and the Policyowner may choose the amount and frequency of premium payments provided each premium is at least $500. Chubb Life reserves the right to limit the amount of any increase in premium payment.


          The first premium is due on the Policy Date. The amount of the first premium must be sufficient to keep the policy in force for three months. Premiums are paid in advance, generally one year at a time; however, Chubb Life permits semi-annual, quarterly and monthly premium payments. Changes in Premium Frequency and increases or decreases in the amount of Planned Periodic Premiums may be made by the Policyowner. Chubb Life will notify Policyowners annually if any premiums would cause their Policies to be deemed to be modified endowment contracts and allow for a refund of the excess premium. See "FEDERAL TAX MATTERS --Policy Proceeds".

          Failure to pay premiums in accordance with the schedule of Planned Periodic Premiums will not automatically cause the Policy to lapse. Unless the Guaranteed Death Benefit Rider is in force and the conditions under the Rider satisfied, it will lapse when the Cash Value less outstanding Policy Debt is insufficient to pay the monthly deduction for certain charges ("monthly deduction") and a grace period expires without a sufficient payment by the Policyowner. Conversely, payment of premiums in accordance with the schedule of Planned Periodic Premiums does not necessarily mean that the Policy will remain in force. See "THE POLICIES--Policy Lapse".

          The Guaranteed Death Benefit Rider guarantees that the Death Benefit will never be less than the Specified Amount provided that a cumulative minimum premium requirement is met.


What is Chubb Separate Account C?

          Separate Account C is a separate account established by Chubb Life pursuant to the insurance laws of the State of New Hampshire and organized as a registered unit investment trust under the Investment Company Act of 1940 (the "1940 Act"). Such registration does not involve any supervision by the Securities and Exchange Commission (the "Commission") of the management or investment practices or policies of Separate Account C. Separate Account C is presently comprised of five Divisions, each of which buys shares at net asset value of the corresponding portfolio (a "Portfolio") of Chubb Series Trust (the "Trust").


What is Chubb Series Trust?

          The Trust is registered as an open-end diversified management company under the 1940 Act. Its shares are offered only to the Divisions, whether now in existence or to be established by Chubb Life. The Trust's shares may also be offered to other separate accounts which may be established by Chubb Life or its affiliated insurance companies to fund variable life insurance policies and variable annuity contracts.

          The Trust presently has five classes of shares, each representing a Portfolio having a specific investment objective. The present Portfolios of the Trust are the Resolute Treasury Money Market Portfolio, the Resolute Bond Portfolio, the Resolute Equity Portfolio, the Resolute Small Company Portfolio and the Resolute International Equity Portfolio.

          The investment manager to the Trust is Chubb Investment Advisory Corporation ("Chubb Investment Advisory"), a subsidiary of Chubb Life. Chubb Investment receives fees from the Trust for providing investment management services. The fees range from .40 percent to .80 percent of average daily net assets of the Portfolios. Morgan Guaranty Trust Company of New York ("Morgan") provides sub-investment advisory services to the Trust. Morgan receives an annual percentage fee from Chubb Investment for its services which in no way increases the costs borne by the Trust, Separate Account C or the Policyowner. See "CHUBB SERIES TRUST".


What are the charges made by Chubb Life?

          State Premium Tax Charge and Federal DAC Tax Charge.   These charges
are deducted from each premium payment, currently 2.5% for state premium taxes and 1.25% as a Federal deferred acquisition cost ("DAC") tax charge.

          Sales Charge.   A 3% sales charge is deducted from each premium
payment. Also see below "Surrender or Withdrawal Charges".

          Cost of Insurance Charge. This charge is calculated on each Monthly Anniversary Date and deducted from each Policy's Accumulation Value. The charge is based on the sex, Issue Age, policy year, rating class of the Insured(s), Specified Amount, Death Benefit option and applicable corridor percentage. Monthly cost of insurance rates will be determined by Chubb Life based upon its expectations as to future mortality experience. Cost of insurance rates are guaranteed not to exceed or be increased above the maximum charge based upon the Commissioner's 1980 Standard Ordinary Mortality Table.

          Charge for Mortality and Expense Risks.   This charge is imposed daily
at an annual rate of .65% on the assets of each Division. Chubb Life will realize income from this charge to the extent it is not needed to provide benefits and pay expenses under the Policies.

          Surrender or Withdrawal Charges.   This sales charge is imposed at the
time of surrender or withdrawal during the first five policy years. It declines annually from 5% to 0% of premiums paid in the first policy year.

          Administrative Charge for Withdrawal or Transfer.   Chubb Life charges
$100 for each withdrawal and for certain transfers between Divisions or between the Divisions and the General Account. See "THE POLICIES--Transfers" for a description of situations in which the transfer charge will be imposed.

          Guaranteed Death Benefit Charge.   If the Guaranteed Death Benefit
Rider is added to the Policy, a monthly charge of $.01 per $1,000 of Specified Amount will be deducted each month from the Accumulation Value of the Policy.

          Charge for Optional Rider Benefits.   An additional charge is required
if the Policyowner elects to purchase certain optional insurance benefits by rider. Charges are deducted monthly from a Policy's Accumulation Value. See "POLICY BENEFITS AND RIGHTS--Optional Insurance Benefits".

          See "CHARGES AND EXPENSES" for a fuller description of charges under the Policies.


Is there a charge against Separate Account C for Federal income tax?

          Currently no charge is made against any Division for Federal income taxes. However, if Chubb Life incurs, or expects to incur, income taxes attributable to any Division of this class of Policies in future years, it reserves the right to make a charge. See the discussion of the Federal DAC tax charge under "CHARGES AND DEDUCTIONS--Premium Charges".


How are amounts allocated to each Division or the General Account?

          The Policyowner indicates in the application the allocation of Net Premium payments among the Divisions and the General Account. The initial Net Premium is allocated on the Allocation Date and Net Premiums received after the Allocation Date are allocated generally on the Date of Receipt. The minimum percentage of any Net Premium payment allocated to any Division or the General Account is 1%. The Policyowner may change his or her allocation of future premium payments by written notice to Chubb Life or by telephone, if the proper telephone authorization is on file, without payment of any fee or penalty.


What is the relationship between the premium and the amount allocated to the Divisions?

          The initial Net Premium is allocated by Chubb Life on the Allocation Date among the Divisions and the General Account as directed by the Policyowner. Prior to the Allocation Date the initial Net Premium is held in Chubb Life's General Account. The initial Net Premium is the initial gross premium, plus any additional premium paid prior to the Allocation Date, less the state premium tax charge, the Federal DAC tax charge and the sales charge. These charges also apply to subsequent premium payments.


What commissions are paid to agents?

          The Policies are sold by agents who represent Chubb Life and are registered representatives of Chubb Securities Corporation or other registered broker-dealers. Commissions payable to agents are described under "DISTRIBUTION OF THE POLICY".


What is the Death Benefit?

          The Death Benefit under Chubb Heritage I is the amount payable to the named Beneficiary when the person insured under the Policy dies. The Death Benefit under Chubb Heritage II is the amount payable to the named Beneficiary when the last surviving Insured dies. The Death Benefit proceeds will equal the Death Benefit of the Policy, plus any additional rider benefits included and then due, minus any outstanding Policy Debt or unpaid cost of insurance charges or charges for riders.

          Under Option I, the Death Benefit will be equal to the greater of the Specified Amount or the Accumulation Value of the Policy on the date of death multiplied by the corridor percentage. Under Option II, the Death Benefit is equal to the Specified Amount plus the Accumulation Value of the Policy on the date of death; provided, however, that under Option II, the Death Benefit can never be less than the Accumulation Value on the date of death multiplied by the corridor percentage. See "POLICY BENEFITS AND RIGHTS--Death Benefits". Under the Guaranteed Death Benefit Rider the Death Benefit is guaranteed to never be less than the Specified Amount provided that a cumulative minimum premium requirement is met.


How does the Accumulation Value of a Policy vary in relation to the Divisions' investment experience?

          The Policy provides for Accumulation Value equal to the total of the Policy's Accumulation Value in the Divisions and Accumulation Value in the General Account. The Policy's Accumulation Value will reflect the amount and frequency of premium payments, the investment experience of the Divisions, the value of Net Premiums (Net Premiums plus credited interest), if any, allocated to the General Account, policy loans, any withdrawals, and any charges imposed in connection with the Policy. There is no minimum guaranteed Accumulation Value.


What is the loan provision and how does a loan affect the Death Benefit, Accumulation Value and Cash Value?

          After the first policy anniversary, a Policyowner may borrow against the Cash Value of his or her Policy. Generally, the maximum loan amount is 90% of the Cash Value of the Policy on the date of the loan. Loan interest is payable at the end of each policy year and all Policy Debt outstanding will be deducted from proceeds payable at the Insured's death for Chubb Heritage I and at the death of the last surviving Insured for Chubb Heritage II, upon maturity, or upon surrender.

          When a policy loan is made, a portion of the Policy's Accumulation Value sufficient to secure the loan will be transferred to the General Account. A policy loan removes the proceeds from the investment experience of Separate Account C which will have a permanent effect on the Accumulation Value, the Cash Value and the Death Benefit even if the loan is repaid.

          There are two types of loans available. See "CASH VALUE BENEFITS-- Policy Loans" for a description of the two types of loans and their applicable interest rates.


Is there a short-term cancellation right?

          The Policyowner has the limited right to return a Policy for cancellation and full refund of all premiums paid. Chubb Life will cancel the Policy if it is returned by mail or personal delivery to Chubb Life, or to the agent who sold the Policy, within 20 days after the delivery of the Policy to the Policyowner. Chubb Life will return to the Policyowner, within seven days, all payments received on the Policy.

What transfers is a Policyowner allowed?

          A Policyowner may transfer Accumulation Value among the Divisions and among the Divisions and the General Account. However, transfers out of the General Account are subject to restrictions. Chubb Life currently permits up to 24 transfers per policy year, twelve of which will not incur a transfer charge. See "THE POLICIES--Transfers" for a more complete description of the terms and conditions of the transfer privileges under the Policies.


Are the benefits under the Policies subject to Federal income tax?

          Under current interpretations of the tax laws, all Death Benefits paid under the Policies will generally be fully excludable from the gross income of the Beneficiary for Federal income tax purposes. Treasury regulations require that investments underlying the Policies be adequately diversified. Chubb Life believes it is presently in compliance with the regulations and intends to remain in compliance with such regulations and other Federal tax law requirements.


          If a Policyowner elects to make certain transactions, including a withdrawal, surrender or exchange of the Policy, the Policyowner may be taxed on a portion of any amounts paid to the Policyowner (which may include any prior policy loans cancelled in the transaction). Also, if premiums paid by a Policyowner exceed certain limits and the Policy is deemed a modified endowment contract, then any pre-death distributions, including loans, surrenders and partial withdrawals, may be treated as income taxable to the Policyowner and may also cause the Policyowner to incur a penalty tax of 10%. Policyowners are advised to consult with their own tax advisers with regard to the tax consequences of the Policy. See "FEDERAL TAX MATTERS".

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

          Chubb Life is a stock life insurance company originally chartered in Tennessee and redomesticated to the State of New Hampshire in 1991. It has been continuously engaged in the insurance business since 1903. It is licensed to do life insurance business in forty-nine states of the United States, Puerto Rico, the U.S. Virgin Islands, Guam and in the District of Columbia. Chubb Life is a wholly-owned subsidiary of The Chubb Corporation, a New Jersey corporation. The principal offices of The Chubb Corporation are located at 15 Mountain View Road, Warren, New Jersey. Its telephone number is 908/903-2000. Chubb Life's home office is located at One Granite Place, Concord, New Hampshire 03301, telephone number 603/226-5000.

          Chubb Life and its subsidiaries had total assets, at December 31, 1995, of $4,275,365,000 and had over $66 billion of insurance in force, while total assets of The Chubb Corporation and its subsidiaries (including Chubb
Life), as of the same date, were $22,996,525,000.

          Chubb Life writes individual insurance. It is subject to New Hampshire law governing insurance, and is regulated and supervised by the New Hampshire Insurance Commissioner. Chubb Life is currently rated AAA (Superior) by Standard & Poors's Corporation and A+ (Superior) by A.M. Best and Company. These ratings do not apply to Separate Account C, but reflect the opinion of the rating company as to Chubb Life's ability to meet its contractual obligations to its policyowners and its relative financial strength. Even though assets in Separate Account C are held separately from Chubb Life's other assets, ratings of Chubb Life may still be relevant to Policyowners since not all of Chubb Life's contractual obligations relate to payments based on those segregated assets.


                            CHUBB SEPARATE ACCOUNT C


          Separate Account C is a separate account of Chubb Life established under New Hampshire law on August 4, 1993. Separate Account C is registered as a unit investment trust with the Commission under the 1940 Act and is subject to that Act's requirements. Such registration does not involve supervision of the management or investment policies of Separate Account C or Chubb Life by the Commission. Chubb Life is the depositor of Separate Account C. Under New Hampshire law, the assets of Separate Account C are held exclusively for the benefit of Policyowners and persons entitled to payments under this Policy and other variable life insurance policies funded by Separate Account C. The income, realized or unrealized capital gains, or capital losses of Separate Account C are credited to or charged against the assets held in Separate Account C in accordance with the terms of the Policy, without regard to other income or capital gains or losses of any other account arising out of any other business Chubb Life conducts. Separate Account C is administered and accounted for as a part of the general business of Chubb Life, but the assets of Separate Account C are not chargeable with liabilities arising out of any other business which Chubb Life may conduct.

          Chubb Life holds the assets of Separate Account C physically segregated and separate and apart from the General Account. Chubb Life maintains records of all purchases and redemptions of Trust shares by each of the Divisions.

          Divisions.   Separate Account C presently has five Divisions but may,
in the future, add or delete Divisions. Each Division will invest exclusively in shares representing an interest in a Portfolio of the Trust.

          Investment income and other distributions to each Division arising from the applicable underlying Portfolio of the Trust increase the assets of the corresponding Division. The income and both realized and unrealized gains or losses on the assets of each Division are credited to or charged against that Division without regard to income, gains or losses from any other Division.


                               CHUBB SERIES TRUST

          Separate Account C invests in shares of the Trust which is organized as a Delaware business trust and is registered as an open-end diversified management company under the 1940 Act. The Trust currently has five Portfolios each of which has different objectives. The shares of each Portfolio are presently offered only to the Divisions, but may also be offered to other separate accounts that may be established by Chubb Life or any of its affiliated insurance companies. The assets of each Portfolio are maintained separately from the assets of the other Portfolios and each Portfolio has investment objectives and policies which are different from those of the other Portfolios. Thus, each Portfolio operates as a separate investment fund, and the income, gains or losses of one Portfolio has no effect on the investment performance of any other Portfolio.

          The investment manager to the Trust is Chubb Investment Advisory Corporation ("Chubb Investment Advisory") which is a subsidiary of Chubb Life. Chubb Investment Advisory has in turn retained Morgan Guaranty Trust Company of New York ("Morgan") to provide sub-investment advisory services to each Portfolio.

          An investment management fee is charged monthly against each Portfolio by Chubb Investment Advisory at the annual rate of .40 percent of the average daily net asset value of the Resolute Treasury Money Market Portfolio, .50 percent of the average daily net asset value of the Resolute Bond Portfolio, .60 percent of the average daily net asset value of the Resolute Equity Portfolio, and .80 percent of the average daily net asset value of the Resolute Small Company Portfolio and the Resolute International Equity Portfolio. The compensation of Morgan is set at the annual rate of .20 percent of the average daily net asset value of the Resolute Treasury Money Market Portfolio, .30 percent of the average daily net asset value of the Resolute Bond Portfolio, .40 percent of the average daily net asset value of the Resolute Equity Portfolio, and .60 percent of the average daily net asset value of the Resolute Small Company Portfolio and the Resolute International Equity Portfolio. Chubb Investment Advisory is solely responsible for paying such sub-investment advisory fees out of its investment management fee described above.

          The investment objectives of each Portfolio are set forth below. There can be no assurance that any of the Portfolios will achieve its stated objectives. The specialized nature of each Portfolio gives rise to significant differences in the relative investment potential and market and financial risks of each Portfolio. Policyowners should consider the unique features of each Portfolio before investing in any corresponding Division. For more detailed information concerning each Portfolio, including a description of the investment risks, reference is made to the Prospectus for the Trust which accompanies this Prospectus, or the Statement of Additional Information for the Trust, available upon request.

          The Resolute Treasury Money Market Portfolio seeks to provide current income, maintain a high level of liquidity and preserve capital.

          The Resolute Bond Portfolio seeks to provide a high total return consistent with moderate risk of capital and maintenance of liquidity.

          The Resolute Equity Portfolio seeks to provide a high total return from a portfolio comprised of selected equity securities.

          The Resolute Small Company Portfolio seeks to provide a high total return from a portfolio of equity securities of small companies.

          The Resolute International Equity Portfolio seeks to provide a high total return from a portfolio of equity securities of foreign corporations.

          The Trust may find it necessary to take action to assure that the Policy continues to qualify as a life insurance policy under federal tax laws. The Trust, for example, may alter the investment objectives of any Portfolio or take other appropriate actions. See "OTHER MATTERS--Additions, Deletions or Substitutions of Investments" and "FEDERAL TAX MATTERS".

          Separate Account C will purchase shares of the Trust at net asset value in connection with premium payments, transfers and loan repayments allocated to the Divisions in accordance with the Policyowner's directions and will redeem shares of the Trust to process transfers, policy loans, surrenders or withdrawals and generally to meet contract obligations or make adjustments in reserves. The Trust will sell and redeem its shares at net asset value as of the Date of Receipt by Separate Account C of premium payments or notifications by a Policyowner.

                                  THE POLICIES

          General.   Each form of the Policy is designed to provide the
Policyowner with lifetime insurance protection and flexibility in connection with the amount and frequency of premium payments and the level of life insurance proceeds payable under the Policy. Chubb Heritage I is an individual flexible premium variable life insurance policy which provides life insurance coverage on one Insured, with the Death Benefit payable upon the death of such Insured. Chubb Heritage II is a flexible premium survivorship variable life insurance policy which provides life insurance coverage on two Insureds, with a Death Benefit payable only when the last surviving Insured dies. The Policyowner is not required to pay scheduled premiums to keep a Policy in force but may, subject to certain limitations, vary the frequency and amount of premium payments. Moreover, subject to certain limitations, a Policy allows a Policyowner to adjust the level of life insurance payable under the Policy without having to purchase a new Policy by increasing or decreasing the Specified Amount. Thus, as insurance needs or financial conditions change, the policyowner has the flexibility to adjust coverage and vary the premium payments. Death Benefits are payable under two options as described in "POLICY BENEFITS AND RIGHTS--Death Benefits".

          To purchase a Policy, a completed application must be submitted to Chubb Life through the agent selling the Policy. Applicants for insurance must furnish satisfactory evidence of insurability. An Insured under Chubb Heritage I must generally be between the ages of 0 and 80 and the Insureds under Chubb Heritage II must generally be between 20 and 85 with only one Insured over the age of 80. The Joint Equal Age of the Insureds under Chubb Heritage II cannot be over age 80. The smoking status of each Insured is reflected in the cost of insurance rates; provided, however, that under Chubb Heritage I distinctions between smokers and nonsmokers are only made for Insureds age 15 and over. Policies issued in certain jurisdictions will not directly reflect the sex of the Insured in either the premium rates or the charges or values under the Policy. Accordingly, illustrations set forth in this Prospectus may differ for such Policies.

          The minimum Specified Amount at issue is $500,000 for Chubb Heritage I and $2,000,000 for Chubb Heritage II. Chubb Life reserves the right to revise its rules from time to time to specify different minimum Specified Amounts at issue. If the Specified Amount applied for plus all other insurance in force which is underwritten by Chubb Life or its affiliates exceeds an amount which varies between $300,000 and $2,000,000 based on various factors, Chubb Life will reinsure all or a portion of the Policy. Acceptance of an application or revocation of a Policy during the contestable period is subject to Chubb Life's insurance underwriting rules and Chubb Life may, in its sole discretion, reject any application or related premium for any good reason or contest a Policy.

          Payment of Premiums.   Premiums must be paid to Chubb Life at its home
office or through an authorized agent of Chubb Life for forwarding to Chubb Life's home office. The initial premium may be wired to Chubb Life's bank upon notification that the application has been approved by Chubb Life. Subsequent premium payments may also be wired to Chubb Life's bank. The financial institution transmitting the wired funds may impose a charge for this service. In addition, Chubb Life has administrative procedures whereby premium payments in response to billing notices are sent directly to Chubb Life's bank. Unlike traditional insurance contracts, there is no fixed schedule of premium payments on a Policy either as to the amount or the timing of the payment. A Policyowner may determine, within specified limits, his or her own premium payment schedule. These limits will be set forth by Chubb Life and will include an initial premium payment sufficient to keep the Policy in force for at least three months, and may also include limits on the total amount and frequency of payments in each policy year. No premium payment may be less than $500. In order to help the Policyowner obtain the insurance benefits desired, a Planned Periodic Premium and Premium Frequency will be stated in each Policy. This premium will usually be based upon the Policyowner's insurance needs and financial abilities, the current financial climate, the Specified Amount of the Policy, and the Insured's age, sex and risk class, as discussed with the agent. The Policyowner is not required to pay such premiums and failure to make any premium payment will not necessarily result in lapse of the Policy, provided the Policy's Cash Value, less Policy Debt, if any, is sufficient to pay monthly deductions. Conversely, adherence to the schedule of Planned Periodic Premiums will not assure that the Policy will remain in force. See "THE POLICIES --Policy

Lapse".

          Guaranteed Death Benefit Premiums.   If the Guaranteed Death Benefit
Rider is added to the Policy, the Death Benefit is guaranteed to never be less than the Specified Amount, provided the Policyowner pays a cumulative minimum premium. This cumulative minimum premium is based on Issue Age, sex, smoking status and underwriting class of the Insured(s) as well as the Specified Amount and Death Benefit option. The premium is increased for increases in the Specified Amount. See "POLICY BENEFITS AND RIGHTS--Optional Insurance Benefits".

          Premium Limitations.   If, at any time during the year, a premium has
been paid which would result in a Policy being deemed a modified endowment contract, Chubb Life will so notify the Policyowner on the Policy's anniversary date and allow the Policyowner to request a refund of the excess premium, or other action, in order to avoid having the Policy be deemed to be a modified endowment contract. A Policyowner, however, may choose to have the Policy be deemed a modified endowment contract, and, in that case, Chubb Life will not refund the premiums. See "FEDERAL TAX MATTERS--Policy Proceeds". Premium payments less than the minimum amount of $500 will be returned to the Policyowner.

          Allocation of Premiums.   Premium payments, net of the state premium
tax charge, the Federal DAC tax charge and the sales charge plus interest earned prior to the Allocation Date, will be allocated on the Allocation Date among the Divisions and the General Account in accordance with the directions of the Policyowner, as contained in the application. Prior to the Allocation Date the initial Net Premium will be held in Chubb Life's General Account. Any other premiums received prior to the Allocation Date will also be held in the General Account. If the Policy issued as applied for is not accepted or the "free look" is exercised, no interest will be credited and Chubb Life will retain any interest earned on the initial Net Premium. The minimum percentage of any Net Premium payment allocated to any Division or the General Account is 1%. The Policyowner may change his or her allocation of future premium payments among the Divisions and the General Account by written notice to Chubb Life or by telephone without payment of any fee or penalty.

          The allocation of each Net Premium payment to a Division will be determined first by multiplying the Net Premium payment by the fraction to be allocated to each Division as the Policyowner directs to determine the portion to be invested in the Division. Each portion to be invested in each Division is then divided by the unit value of that particular Division to determine the number of units to be credited to a Policyowner. The unit value of each Division will vary to reflect the investment experience of the corresponding underlying Portfolio shares. For a description of the method of determining unit values see "CALCULATION OF ACCUMULATION VALUE--Unit Values". Applicants should refer to the Prospectus for the Trust which accompanies this Prospectus for a description of how the assets of each Portfolio are valued.

          All valuations in connection with the Policy, e.g., with respect to determining Cash Value in connection with policy loans or withdrawals, with respect to determining Accumulation Value in connection with transfers or payment of Death Benefits, and with respect to determining a Division's unit value at the time of each Net Premium payment, will be made on the Date of Receipt of the premium or the request for payment, loan, withdrawal or transfer if such date is a Valuation Date; otherwise, such determination will be made on the next succeeding day which is a Valuation Date. The Date of Receipt of a premium payment sent directly to Chubb Life's bank pursuant to a billing notice will be the date the payment is received at the bank and the value of any Division to which the payment is allocated will be determined as of such date provided such date is a Valuation Date; otherwise, such determination will be made on the next succeeding day which is a Valuation Date.

          Transfers.   Accumulation Value may be transferred among the Divisions
and between the Divisions and the General Account. In addition to individual transfer requests, Policyowners may elect either a Dollar Cost Averaging feature or an Automatic Portfolio Re-Balancing feature which provides for systematic transfers as described below. Transfer requests may be made in writing or by telephone. The total amount transferred each time must be at least $1,000 unless a lesser amount constitutes the entire Accumulation Value in a Division or in the General Account. Accumulation Value transferred from one Division or from the General Account into more than one Division, and/or into the General Account, counts as one transfer. Similarly, transferring Accumulation Value from more than one Division, and/or the General Account, into one other Division or the General Account, counts as one transfer.

          Chubb Life currently permits 12 transfers per policy year without imposing a transfer charge. For transfers in excess of 12 in any Policy year, a transfer charge of $100 to cover administrative costs will be imposed each time amounts are transferred and will be deducted on a pro-rata basis from the Division or Divisions or the General Account into which the amount is transferred. However, no transfer charge will be imposed on the transfer of the initial Net Premium payments, plus interest earned, from the General Account to the Divisions on the Allocation Date or on loan repayments. No transfer charge will be imposed for transfers pursuant to the Dollar Cost Averaging or Automatic Portfolio Re-Balancing features. Currently, a Policyowner may make up to 24 transfers per policy year. Chubb Life reserves the right to revoke or modify transfer privileges and charges.

          At any time the Policyowner may transfer 100% of the Policy's Accumulation Value to the General Account and elect to have all future premium payments allocated to the General Account. While 100% of the Policy's Accumulation Value and all future premium payments are allocated to the General Account, the minimum period the Policy will be in force will be fixed and guaranteed. The minimum period will depend on the amount of Accumulation Value, the Specified Amount, the sex, the Attained Age, and rating class of the Insured at the time of transfer. The minimum period will decrease if the Policyowner subsequently elects to increase the Specified Amount, elects to surrender the Policy, or elects to make a withdrawal. The minimum period will increase if the Policyowner elects to decrease the Specified Amount, additional premium payments are received, or Chubb Life credits a higher interest rate or charges a lower cost of insurance rate than those guaranteed for the General Account.

          Except for transfers in connection with Dollar Cost Averaging, Automatic Portfolio Re-Balancing and loan repayments, transfers out of the General Account to the Divisions are permitted only once every 180 days and are limited in amount to the lesser of (a) 25% of the Accumulation Value in the General Account not being held as loan collateral or (b) $100,000. In addition, any other transfer rules, including minimum transfer amounts, also apply. Chubb Life reserves the right to modify these restrictions.

          No transfer charge will be imposed for a transfer of all Accumulation Value in Separate Account C to the General Account. However, any transfer from the General Account to the Division(s) will be subject to the transfer charge, unless it is one of the first 12 transfers in a policy year and except for the transfer of the initial Net Premium payments, plus interest earned, from the General Account, loan repayments, and transfers pursuant to the Dollar Cost Averaging or Automatic Portfolio Re-Balancing features.

          A feature called Dollar Cost Averaging is available to Policyowners under which a Policyowner deposits or designates an amount, subject to a minimum of $6,000, in the Resolute Treasury Money Market Division or the General Account and elects to have a specified dollar amount (the "Periodic Transfer Amount") automatically transferred to one or more of the Divisions on a monthly, quarterly, or semi-annual basis. This feature allows Policyowners to systematically invest in the Divisions at various prices which may be higher or lower than the price a Policyowner would pay when investing the entire amount at one time and at one price. Each Periodic Transfer Amount is subject to a minimum amount of $500. A minimum of 1% of the Periodic Transfer Amount must be transferred to any specified Division. These amounts are subject to change at Chubb Life's discretion. If a transfer would reduce Accumulation Value in the Resolute Treasury Money Market Division or the General Account to less than the Periodic Transfer Amount, Chubb Life reserves the right to include such remaining Accumulation Value in the amount transferred. At the time a policyowner elects the Dollar Cost Averaging feature, an election is made between Fixed Amount Dollar Cost Averaging or Continuous Mode Dollar Cost Averaging. Under Fixed Amount Dollar Cost Averaging, the feature will continue until the Designated Amount has been transferred or the policyowner gives notification of cancellation of the feature prior to transfer of the entire Designated Amount. Once the Designated Amount has been transferred, a new Dollar Cost Averaging election form must be completed if the Policyowner wishes to have additional money dollar cost averaged. Under Continuous Mode Dollar Cost Averaging, any amounts deposited into the Repository Account, and not just the Designated Amount, will be transferred. Dollar Cost Averaging is currently
available to policyowners at no charge.   Although Chubb Life reserves the right
to
assess a charge, no greater than cost and with 30 days advance notice to Policyowners, it has no present intention to do so.

          An Automatic Portfolio Re-Balancing feature is also available to Policyowners. This feature provides a method for re-establishing fixed proportions between various types of investments on a systematic basis. Under this feature, the allocation between Divisions and the General Account will be automatically re-adjusted to the desired allocation, subject to a minimum of 1% per Division or General Account, on a quarterly, semi-annual or annual basis.

          A Policyowner may choose one of the two features. Transfers and adjustments pursuant to these features will occur on a Policy's Monthly Anniversary Date in the month in which the transaction is to take place or the next succeeding business day if the Monthly Anniversary Date falls on a holiday or a weekend. The applicable authorization form must be on file at Chubb Life before either feature may begin. Neither feature guarantees profits nor protects against losses. Transfers under these features do not count toward the 12 free transfers or the 24 transfers currently allowed per year. Chubb Life reserves the right to modify the terms and conditions of these features upon 30 days advance notice to Policyowners.

          Telephone Transfers, Loans and Reallocations.   Policyowners may
request by telephone transfers of Accumulation Value or reallocation of premiums (including allocation changes pursuant to existing Dollar Cost Averaging and Automatic Portfolio Re-Balancing programs), provided that the appropriate authorization form is on file with Chubb Life. Chubb Life may also, in its discretion, permit loans to be made by telephone, provided that the proper authorization form is on file with Chubb Life. During periods of heavy telephone transfers, implementing a telephone transfer may be difficult. If a Policyowner is unable to reach Chubb Life via telephone, the Policyowner should send a written request to Chubb Life via an express mailing service or via the Chubb Life telecopier machine at (603) 226-5155. (Any transfer requests received via telecopier are considered telephone transfers and are bound by the conditions outlined in the signed authorization form.) Chubb Life reserves the right to discontinue telephone transfers at any time without notice to the Policyowners. Procedures have been established that are reasonably designed to reduce the risk of unauthorized telephone transfers, loan requests or allocation changes. These procedures include requiring personal identification information, tape recording calls and providing written confirmations to Policyowners. However, there still exists some risk. Neither Chubb Life, Chubb Securities Corporation, nor any of their affiliates are liable for any loss resulting from unauthorized telephone transfers, loan requests or premium allocation changes if its procedures have been followed, and a Policyowner bears the risk of loss in such situation.

          Policy Lapse.   Failure to make a premium payment on a Policy will not
necessarily cause the Policy to lapse. The duration of a Policy depends upon its Cash Value. The Policy will remain in force so long as the Cash Value, less any outstanding Policy Debt, is sufficient to cover cost of insurance and any rider charges. In the event the Cash Value, less any outstanding Policy Debt, is insufficient to pay these monthly cost of insurance and rider charges ("monthly deduction") the Policyowner will be given a sixty-one day period ("grace period") within which to make a premium payment to avoid lapse. The premium required to avoid lapse must be sufficient in amount, after the deduction of the state premium tax charge, the Federal DAC tax charge and the sales charge, to cover the monthly deduction for at least three policy months. This required premium will be set forth in a written notice which Chubb Life will send to the Policyowner thirty-one days prior to the end of the grace period. The Policy will continue in force through the grace period, but if no payment is forthcoming, the Policy will terminate without value at the end of the grace period. If the Insured under Chubb Heritage I or the last surviving Insured under Chubb Heritage II dies during the grace period, the Death Benefit payable under the Policy will be reduced by the amount of the monthly deduction due and unpaid and the amount of any outstanding Policy Debt. In addition, if the Cash Value of the Policy at any time should decrease so the aggregate amount of outstanding Policy Debt secured by the Policy exceeds the Cash Value shown in the Policy and an additional payment is not made within sixty-one days the Policy will lapse.

          Reinstatement.   If the Policy lapses, the Policyowner may reinstate
the Policy. The terms of the original contract will apply upon reinstatement. The Accumulation Value, before payment of the required reinstatement premium, will equal the Accumulation Value on the date of termination. The policy year on reinstatement will be measured from the Policy Date. An application for reinstatement may be made any time within five years of lapse and before the Maturity Date, but satisfactory proof of insurability of the Insured under Chubb Heritage I or the Insureds or surviving Insured under Chubb Heritage II and payment of a reinstatement premium is required. The reinstatement premium, after deduction of the state premium tax charge, the Federal DAC tax charge and the sales charge, must be sufficient to cover the monthly deduction for three policy months following the effective date of reinstatement. If a loan was outstanding at the time of lapse, Chubb Life will require, at the election of the Policyowner, repayment or reinstatement of the loan before permitting reinstatement of the Policy. The effective date will be the date of approval of the reinstatement application, which will be as of a Monthly Anniversary Date.

          Policy "Free Look".   The Policyowner has a limited right to return
a Policy for cancellation and a full refund of all premiums paid. Chubb Life will cancel the Policy if it is returned by mail or personal delivery to Chubb Life, or to the agent who sold the Policy, within 20 days after the delivery of the Policy to the Policyowner. Chubb Life will return to the Policyowner within seven days all payments received on the Policy. Prior to the Allocation Date the initial Net Premium will be held in Chubb Life's General Account; Chubb Life will retain any interest earned if the "free look" right is exercised.


                             CHARGES AND DEDUCTIONS

          Premium Charges.   Upon receipt of each premium payment and before
allocation of payment among the Divisions and the General Account, Chubb Life will deduct a state premium tax charge of 2.5% (which represents an average of actual premium taxes imposed), unless otherwise required by state law. Currently, the taxes imposed by states on premiums range up to 4% of premiums paid, while some states do not impose a premium tax. The 2.5% state premium tax charge may therefore be higher or lower than the actual premium tax imposed by states in which a particular Policyholder resides. Chubb Life will not increase this charge under outstanding Policies, but reserves the right to change this charge for Policies not yet issued in order to correspond with changes in the state premium tax levels. Chubb Life does not expect to derive a profit from this charge.

          Chubb Life will also deduct from each premium a charge currently equal to 1.25% to cover the estimated cost to Chubb Life of the Federal income tax treatment of the Policies' deferred acquisition costs ("Federal DAC tax charge"). Chubb Life has determined that this charge is reasonable in relation to Chubb Life's increased Federal income tax burden under the Code resulting from the receipt of premiums. Chubb Life will not increase this charge under outstanding Policies, but reserves the right, subject to any required regulatory approval, to change this charge for Policies not yet issued in order to correspond with changes in the DAC tax.

          Chubb Life will deduct a sales charge of 3% from each premium payment to compensate Chubb Life for the cost of selling the Policy. The cost of selling the Policy includes, among other things, agents' commissions, commission overrides, advertising and the printing of prospectuses and sales literature. Under normal circumstances, the amount of this charge, plus the Surrender Charge discussed below, are expected to compensate Chubb Life for total sales expenses for that year. To the extent sales expenses in any one policy year are not recovered by this 3% sales charge and the sales charge imposed upon surrenders or withdrawals during the first five policy years, the sales expenses may be recovered from other sources, including surplus, which may include profits, if any, from the mortality and expense risk charge.

          Monthly Deduction.   On each Monthly Anniversary Date and on the
Policy Date, Chubb Life will deduct from the Accumulation Value of a Policy an amount to cover certain charges and expenses incurred in connection with the Policy. The amount of the monthly deduction is equal to the cost of insurance for the Policy as described below, and the cost of any optional benefits added by rider. The amount deducted will be deducted pro rata from each of the Divisions and the General Account, excluding the amount held in the General Account as loan collateral, in which the Policyowner is invested.

          The cost of insurance is determined on a monthly basis, and is determined separately for the initial Specified Amount and each subsequent increase in the Specified Amount. The monthly current cost of insurance rate is based on the sex, Issue Age, policy year, smoking status and rating class of the Insured(s), Specified Amount, Death Benefit option and applicable corridor percentage.

          The cost of insurance is calculated as (i) multiplied by the result of
(ii) minus (iii) where:

          (i) is the cost of insurance rate as described in the Cost of Insurance Rates provision contained in the Policy.

          (ii) is the Death Benefit at the beginning of the policy month divided by 1.00327374, to arrive at the proper values for the beginning of the month assuming the guaranteed interest rate of 4% that is applicable to the General Account portion of the Policy; and

          (iii) is the Accumulation Value at the beginning of the policy month.

          If the corridor percentage is applicable, the Death Benefit used in the foregoing calculation will reflect the corridor percentage. The cost of insurance charge is not affected by the death of the first Insured to die under Chubb Heritage II.

          The monthly cost of insurance rate will be determined by Chubb Life based upon expectations as to future mortality experience, but can never exceed the rates shown in the table of Monthly Guaranteed Cost of Insurance Rates set forth in the Policy. Such guaranteed maximum rates are based on the Commissioner's 1980 Standard Ordinary Mortality Table.

          A guaranteed Monthly Deduction Adjustment will be calculated at the beginning of each policy year and subtracted from the cost of insurance for each month of that policy year during which the discount is in effect. The discount will be allocated between the Divisions and the General Account in the same proportion as premium payments. The discount is calculated as (i) multiplied by the result of (ii) minus (iii) minus (iv), but not less than zero, where:


          (i) is a factor that varies by Specified Amount as follows :
                             Under $5,000,000              .0001250
                             $5,000,000 to $9,999,999      .0002500
                             $10,000,000 to $14,999,999    .0003750
                             $15,000,000 and Above         .0004583


          (ii) is an amount no greater than the Accumulation Value at the beginning of the policy year, and guaranteed to be at least the Accumulation Value at the beginning of the policy year less any unloaned funds in the General Account;

          (iii) is the Guideline Single Premium at issue under Section 7702 of the Code, increased on a pro-rata basis for any increase in Specified Amount; and

          (iv) is the outstanding Type A loan balance at the beginning of the policy year. See "CASH VALUE BENEFITS--Policy Loans" for a description of Type A loans.

      The Monthly Deduction Adjustment is the mechanism whereby Chubb Life annually evaluates its mortality risk exposure on individual Policies based on, among other factors, the proceeds from all mortality charges, including the cost of insurance charge and the mortality risk portion of the Risk Charge. The insurance charges are set at rates designed to cover total anticipated mortality experience, i.e., Death Benefit payments, taking into consideration the risk that actual experience may exceed Chubb Life's expectation. Of course, as the amount at risk under any one

Policy decreases, i.e., Accumulation Value increases, Chubb Life's exposure on such Policy will be reduced. Moreover, Chubb Life's risk decreases as the Specified Amount increases. The Monthly Deduction Adjustment formula factors in Accumulation Value and Specified Amount. Thus, the Monthly Deduction Adjustment may be translated into a net reduction of the Risk Charge which is applied to the Accumulation Value. As shown in the following table, the Monthly Deduction Adjustment may be expressed as a reduction in the mortality portion of the Risk Charge.



                                                     Mortality   Mortality
                                                     ---------   ---------
                                          Monthly       Risk        Risk
                                          -------       ----        ----
                             Mortality   Deduction     Charge      Charge       Effective
                             ---------   ---------     ------      ------       ---------
                                Risk      Adjust-      Below       Above        Mortality
                                ----      -------      -----       -----        ---------
         --------              Charge       ment        GSP         GSP        Risk Charge*
     Specified Amount          ------      -----        ---         ---        ------------
     ----------------

$   500,000--$ 4,999,999          .55%       .15%        .55%        .40%            .475%

$ 5,000,000--$ 9,999,999          .55%       .30%        .55%        .25%             .40%

$10,000,000--$14,999,999          .55%       .45%        .55%        .10%            .325%

$15,000,000 and Above .           .55%       .55%        .55%         .0%            .275%

-------------

* Assumes that Accumulation Value, less any Type A loans, at the beginning of the policy year is twice the Guideline Single Premium ("GSP").

     Risk Charge.   Chubb Life will also assess a charge on a daily basis
against each Division at an annual rate of .65% of the value of the Division to compensate Chubb Life for its assumption of certain mortality and expense risks in connection with the Policy. Specifically, Chubb Life bears the risk that the total amount of Death Benefit payable under the Policy will be greater than anticipated and Chubb Life also assumes the risk that the actual cost incurred by it to administer the Policy will not be covered by charges assessed under the Policy.

     Surrender Charge.   Upon surrender during the first five policy years,
Chubb Life will assess a contingent deferred sales charge. This contingent deferred sales charge will be 5% of first year premiums for surrender during the first policy year, 4% of first year premiums for surrender during the second policy year, 3% of first year premiums for surrender during the third policy year, 2% of first year premiums for surrender during the fourth policy year and 1% of first year premiums for surrender during the fifth policy year. There is no Surrender Charge assessed for surrender after the fifth policy year. A pro rata portion of any Surrender Charge will be assessed upon a withdrawal. The Policy's Accumulation Value will be reduced by the amount of any withdrawal plus any applicable pro-rata Surrender Charge.

     The Surrender Charge helps to compensate Chubb Life for the cost of selling the Policy, including the cost of advertising and the printing of the Prospectus and sales literature.

     Administrative Fees.   An administrative fee equal to $100 is imposed for
each transfer among the Divisions or the General Account, after the first 12 transfers in a policy year and except for the transfer of the initial Net Premium payments, plus interest, from the General Account on the Allocation Date, loan repayments and transfers pursuant to the Dollar Cost Averaging and Automatic Portfolio Re-Balancing features. For withdrawals, an administrative fee equal to $100 will be charged. All administrative fees are no greater than the anticipated expenses of providing such services.

     Other Charges.   Chubb Life also reserves the right to charge the assets of each Division to provide for any income taxes or other taxes payable by Chubb Life on the assets attributable to that Division. An investment advisory fee for services provided by the Trust's investment manager and sub-investment adviser and certain other operating expenses are deducted from the assets of each Portfolio of the Trust. See "CHUBB SERIES TRUST".

                          POLICY BENEFITS AND RIGHTS

          Death Benefits.   So long as it remains in force, Chubb Heritage I
provides for the payment of life insurance proceeds upon the death of the Insured and Chubb Heritage II provides for a Death Benefit payable upon the death of the last surviving Insured. Proceeds will be paid to a named Beneficiary or contingent Beneficiary. One or more Beneficiaries or contingent Beneficiaries may be named. Life insurance proceeds may be paid in a lump sum or under an optional payment plan. (See "SETTLEMENT OPTIONS" below.) Proceeds of the Policy will be reduced by any outstanding Policy Debt and any due and unpaid charges and increased by any benefits added by rider. Proceeds that are payable in a lump sum will be increased to include interest as required by applicable state law. Proceeds will ordinarily be paid within seven days after Chubb Life receives due Proof of Death. Under Chubb Heritage II, due Proof of Death must also be submitted at the time of the first death.

          A Policyowner will make in the initial application two elections to determine the Death Benefit under the Policy. First, the Policyowner will choose one of two Death Benefit options offered under the Policies. Second, the Policyowner will choose the Death Benefit qualification test, which is the method for qualifying the Policy as a life insurance contract for purposes of Federal tax law. If no Death Benefit qualification test or option is designated, the guideline premium test under Option I, as described below, will be assumed by Chubb Life to have been selected.

             The amount of life insurance proceeds payable under a Policy will depend upon the option in effect, as follows:

          Option I:   For Policies issued pursuant to the cash value
accumulation test, the Death Benefit equals the greater of the current Specified Amount or the Accumulation Value of the Policy at the date of death multiplied by the corridor percentage, as described below. For Policies issued pursuant to the guideline premium test, the Death Benefit equals the greater of the current Specified Amount or the Accumulation Value of the Policy at the date of death multiplied by the corridor percentage, as described below.

          Option II:   The Death Benefit equals the current Specified Amount
plus the Accumulation Value of the Policy on the date of death. For Policies issued pursuant to the cash value accumulation test, the Death Benefit will not be less than the Accumulation Value on the date of death multiplied by the corridor percentage, as described below. For Policies issued pursuant to the guideline premium test, the Death Benefit will not be less than the Accumulation Value multiplied by the corridor percentage, as described below.

          Option I emphasizes the impact of investment experience on Accumulation Value rather than insurance coverage because the Specified Amount and the Death Benefit, generally, remain stable. Under Option I, as Accumulation Value increases and Death Benefit does not increase, the amount at risk decreases. Thus, the cost of insurance charges are imposed on a decreasing amount. Option II emphasizes insurance coverage because favorable investment experience adds to the Accumulation Value that provides an addition to the total Death Benefit. Under Option II, favorable investment experience does not reduce the amount at risk upon which cost of insurance charges are based.

          The corridor percentage is a minimum ratio of Death Benefit to Accumulation Value required pursuant to the cash value corridor test under
Section 7702 of the Code. The Policyowner has the option to select this minimum corridor percentage under the Code or an alternative corridor percentage that produces a higher corridor percentage beginning in policy year 25 which grades back to the minimum corridor percentage at the Maturity Date. Use of the alternative corridor percentage results in a higher ratio of Death Benefit to Accumulation Value than that resulting from the use of the minimum corridor percentage beginning in policy year 25. This higher ratio then gradually reduces until, by the Maturity Date, it is equal to the ratio produced by use of the minimum corridor percentage. Although use of the alternative corridor percentage results in a higher Death Benefit than the minimum corridor percentage beginning in policy year 25, this higher Death Benefit results in higher cost of insurance charges which has the effect of reducing Accumulation Value and consequently future Death Benefits.

          The Policyowner will also choose from two Death Benefit qualification tests available under a Policy. Once elected, the Death Benefit qualification test cannot be changed for the duration of the Policy. The available Death Benefit qualification tests are the cash value accumulation test and the guideline premium test.

          Generally, the cash value accumulation test requires that under the terms of a Policy, the Death Benefit must be sufficient so that the cash surrender value, as defined in Section 7702 of the Internal Revenue Code, does not at any time exceed the net single premium required to fund the future benefits under the Policy. If the Accumulation Value under a Policy is at any time greater than the net single premium at the Insured's age and sex for the proposed Death Benefit, the Death Benefit will be increased automatically by multiplying the Accumulation Value by the corridor percentage computed in compliance with the Code. A list of representative corridor percentages is set forth in Appendix A to this Prospectus. The corridor percentages under the Policy vary according to the Age, sex, and underwriting classification of the Insured(s), and the resulting Death Benefit determined by using the corridor percentage will be at least equal to the amount required for the Policy to be deemed life insurance under Section 7702. The corridor percentage is calculated using a four percent interest rate or, if higher, the contractually guaranteed interest rate and using mortality charges specified in the prevailing Commissioner's standard table as of the time the Policy is issued.

          The guideline premium test limits the amount of premiums payable under a Policy to a certain amount for an Insured of a particular age and sex. The test also applies a prescribed corridor percentage to determine a minimum ratio of Death Benefit to Accumulation Value. A complete list of corridor percentages is set forth in Appendix B to this Prospectus.

          There are two main differences between the guideline premium test and the cash value accumulation test. First, the guideline premium test limits the amount of premium that may be paid into a Policy. No such limits apply under the cash value accumulation test. (However, any premium that would increase the net amount at risk is subject to evidence of insurability satisfactory to Chubb Life.) Second, the factors that determine the minimum Death Benefit relative to the Policy's Accumulation Value are different. Required increases in the minimum Death Benefit due to growth in Accumulation Value will generally be greater under the cash value accumulation test than under the guideline premium test. Policyowners who desire to pay premiums in excess of the guideline premium test limitations should elect the cash value accumulation test. Policyowners who do not desire to pay premiums in excess of the guideline premium test limitations should consider the guideline premium test. Applicants for a Policy should consult a qualified tax adviser in choosing a Death Benefit election.

          The following examples demonstrate the determination of Death Benefits under Options I and II for the cash value accumulation test and the guideline premium test. The examples show a Chubb Heritage I policy and a Chubb Heritage II policy, with the same Specified Amounts and Accumulations Values. The Chubb Heritage I example assumes a Policy was issued to a male, non-smoker Insured, Age 45 at the time of calculation of the Death Benefit and that there is no outstanding Policy Debt. The Chubb Heritage II example considers a Policy issued to one male and one female, both non-smokers, and both Age 45. The policy is in its tenth policy year without any outstanding Policy Debt and with both insureds having attained age 55.

                                Chubb Heritage I

                              Cash Value Accumulation      Guideline Premium
                                        Test                     Test

Specified Amount                     1,000,000                 1,000,000
Accumulation Value                     500,000                   500,000
Corridor Percentage                        314%                      215%
Death Benefit Option I               1,570,000                 1,075,000
Death Benefit Option II              1,570,000                 1,500,000





                               Chubb Heritage II

                                           Cash Value               Guideline
                                        Accumulation Test          Premium Test
Specified Amount                             2,000,000               2,000,000
Accumulation Value                           1,000,000               1,000,000
Corridor Percentage                             306%                    150%
Death Benefit Option I                       3,060,000               2,000,000
Death Benefit Option II                      3,060,000               3,000,000


          The Death Benefit option in effect may be changed by sending Chubb Life a written request for change. The effective date of the change will be the first Monthly Anniversary Date that coincides with or next follows the Date of Receipt of such request. If the Death Benefit option is changed from Option II to Option I, the Specified Amount will be increased by the Policy's Accumulation Value on the effective date of the change. Conversely, if the Death Benefit option is changed from Option I to Option II, the Specified Amount will be decreased by the Policy's Accumulation Value on the effective date of the change. Evidence of insurability satisfactory to Chubb Life will be required on a change from Option I to Option II. A change in the Death Benefit option may not be made if it would result in a Specified Amount which is less than a minimum Specified Amount of $250,000 on Chubb Heritage I and $500,000 on Chubb Heritage II. A change in Death Benefit options will affect the cost of insurance.

          After a Policy has been in force for one year, the Policyowner may adjust the existing insurance coverage by increasing or decreasing the Specified Amount. The increase or decrease must be at least $250,000 on Chubb Heritage I and $500,000 on Chubb Heritage II. To make a change, the Policyowner must send a written request and the Policy to Chubb's home office. Any change in the Specified Amount will affect a Policyowner's cost of insurance charge. An increase in the Specified Amount will affect the determination of the amount available for a Type A loan, as explained below, and will affect the Monthly Deduction Adjustment discount, if any. Decreases in the Specified Amount may affect the Monthly Deduction Adjustment but will have no effect on the determination of the amount available for a Type A loan. Any decrease in the Specified Amount will become effective on the Monthly Anniversary Date after the Date of Receipt of the request. Any decrease in Specified Amount will first apply to coverage provided by the most recent Specified Amount increase, then to the next most recent increases successively and finally to the coverage under the original application. By applying decreases in this manner, savings, generally, may be realized by a Policyowner since additional costs and limitations associated with increases in Specified Amounts would be eliminated first. To apply for an increase in the Specified Amount, a supplemental application must be completed and evidence satisfactory to Chubb Life that each Insured is insurable must be submitted. Any approved increase in the Specified Amount will become effective on the date shown in the Supplemental Policy Specifications Page. Such increase will not become effective, however, if the Policy's Cash Value is insufficient to cover the deduction for the cost of the increased insurance for the policy month following the increase. Such an increase may require a payment or future increased Planned Periodic Premiums.


          Guaranteed Death Benefit.   The Policyowner may add a Guaranteed Death
Benefit Rider to the Policy under which the Death Benefit is guaranteed to never be less than the Specified Amount provided that a cumulative minimum premium requirement is met. The premium requirement is based on Issue Age, sex, smoking status, underwriting class, Specified Amount and Death Benefit Option. If the Specified Amount is increased, an additional premium, based on Attained Age, will be required for such increase. There is a monthly charge for this Death Benefit Rider. See " Optional Insurance Benefits".

          Combined Requests.   Policyowners may combine requests for changes in
the Specified Amount and the Death Benefit option and requests for withdrawals. The requirements and limitations that apply to each change will apply to the combined transactions, including any required evidence of insurability, Specified Amount and premium limitations, effectiveness on the Monthly Anniversary Date following the Date of Receipt of the request, and the sufficiency of Cash Value to keep the Policy in force for the month following the transaction.

          The effect of a combined transaction on the cost of insurance, the amount of the Death Benefit proceeds and the premium limitations will be the net result of such effects for each such transaction considered separately. Policyowners should consider the net result of a combined transaction in light of insurance needs, financial circumstances and tax consequences.

          Maturity of the Policy.   As long as the Policy remains in force,
Chubb Life will pay the Policy's Cash Value, less outstanding Policy Debt, if any, on the Maturity Date. Benefits at maturity may be paid in a lump sum or under an optional payment plan. The Maturity Date is the date shown in the Policy. To change the Maturity Date, a written request and the Policy must be sent to Chubb Life. The Date of Receipt for any request must be before the Maturity Date then in effect. The requested Maturity Date must be (i) on a policy anniversary, (ii) at least one year from the Date of Receipt of the request, (iii) after the tenth policy year and (iv) on or before the policy anniversary nearest to the Insured's 100th birthday for Chubb Heritage I and the younger Insured's 100th birthday for Chubb Heritage II.

          Optional Insurance Benefits.   Subject to certain requirements, one or
more of the following optional insurance benefits may be added to a Policy by rider. More detailed information concerning such riders may be obtained from the agent selling the Policy. Additional riders, developed after the effective date of this Prospectus, may also be available as optional insurance benefits to the Policy. The agent selling the Policy should be consulted regarding the availability of any such additional riders. The cost of any optional insurance benefits will be deducted as part of the monthly deduction. See "CHARGES AND DEDUCTIONS."

          (a) Guaranteed Death Benefit Rider.   This rider guarantees that the
Policy will stay in force with a Death Benefit equal to the Specified Amount, even if the Cash Value less Policy Debt is not sufficient to pay the monthly deduction, provided that cumulative premiums paid, less loans and withdrawals, are greater than or equal to the guaranteed death benefit premium multiplied by the number of months the policy has been in force. This cumulative premium requirement must be met at all times for the rider to stay in force. A monthly charge of $.01 per $1,000 of Specified Amount will be deducted from the Policy's Accumulation Value.

          (b) Automatic Increase Rider.   This rider allows for scheduled annual
increases in Specified Amount of from 1% to 7%, subject to certain limitations set forth in the rider. There is an annual charge per unit of Specified Amount which varies by Issue Age on Chubb Heritage I and by Joint Equal Age at issue on Chubb Heritage II.

          (c) Policy Exchange Option Rider.   This rider is available on Chubb
Heritage II provided both Insureds are insurable. It allows Chubb Heritage II to be exchanged for two individual Chubb Heritage I policies, without evidence of insurability, each with a face amount equal to one half of the Death Benefit under Chubb Heritage II at the time of exchange, upon the Insureds' divorce or the occurrence of certain Federal tax law changes as specified in the rider. There is no charge for this rider.

          (d) Extension of Maturity Date Rider.   This rider allows the
Policyowner to extend the original Maturity Date of the Policy under the terms set forth in the rider. See "FEDERAL TAX MATTERS."

          (e) Exchange of Insured Rider. This benefit is available under Chubb Heritage I, and provides that the Policy may be exchanged for a reissued policy on the life of a substitute insured, subject to the conditions stated in the rider. A charge of $150 will be assessed for exercising the option. See "FEDERAL TAX MATTERS."

          Settlement Options.   In addition to a lump sum payment of benefits
under the Policy, any proceeds to be paid under the Policy may be paid in any of four methods. A settlement option may be designated by notifying Chubb Life in writing. A lump sum payment of proceeds under the Policy will be made if a settlement option is not designated. Any amount left with Chubb Life for payment under an optional payment plan will be transferred to the account of the Beneficiary in the General Account on the date Chubb Life receives written instructions. During the life of the Insured, the Policyowner may select a plan. If a payment plan has not been chosen at the time the Death Benefit becomes payable, a Beneficiary can choose a plan. If a Beneficiary is changed, the payment plan selection will no longer be in effect unless the Policyowner requests that it continue. An option may be elected only if the amount of the proceeds is $2,000 or more. Chubb Life reserves the right to change the interval of payments to 3, 6 or 12 months, if necessary, to increase the guaranteed payments to at least $20 each.

          Option A.

          Installments of a specified amount.   Payments of an agreed amount to
be made each month until the proceeds and interest are exhausted.

          Option B.

          Installments for a specified period. Payments to be made each month for an agreed number of years.

          Option C.

          Life income.   Payments to be made each month for the lifetime of the
payee. It is guaranteed that payments will be made for a minimum of 10, 15, or 20 years, as agreed upon.

          Option D.

          Interest.   Payment of interest on the proceeds held by Chubb Life
calculated at the compound rate of 3% per year. Interest payments will be made at 12, 6, 3 or 1 month intervals, as agreed upon.

          The interest rate for Options A, B, and D will not be less than 3% per year. The interest rate for Option C will not be less than 2 1/2% per year. Interest in addition to that stated may be paid or credited from time to time under any option, but only in the sole discretion of Chubb Life.

          Unless otherwise stated in the election of an option, the payee of policy benefits shall have the right to receive the withdrawal value under that option. For Options A and D, the withdrawal value shall be any unpaid balance of proceeds plus accrued interest. For Option B, the withdrawal value shall be the commuted value of the remaining payments. Such value will be calculated on the same basis as the original payments. For Option C, the withdrawal value will be the commuted value of the remaining payments. Such value will be calculated on the same basis as the original payments. To receive this value, the payee must submit evidence of insurability acceptable to Chubb Life. Otherwise, the withdrawal value shall be the commuted value of any remaining guaranteed payments. If the payee should be alive at the end of the guaranteed period, the payment will be resumed on that date. The payment will then continue for the lifetime of the payee.

          If a payee of policy benefits dies before the proceeds are exhausted or the prescribed payments made, a final payment will be made in one sum to the estate of the last surviving payee. The amount to be paid will be calculated as described for the applicable option in the Withdrawal Value provision of the Policy.


                       CALCULATION OF ACCUMULATION VALUE

          The Policy provides for an Accumulation Value, which will be determined on a daily basis. Accumulation Value is the sum of the values in the Divisions plus the value in the General Account. The Policy's Accumulation Value in the Divisions is calculated by units and unit values under the Policies, as described below. The Policy's Accumulation Value will reflect a number of factors, including the investment experience of the Divisions that are invested in the Portfolios, any additional net premiums paid, any withdrawals, any policy loans, and any charges assessed in connection with the Policy. Accumulation Values in Separate Account C are not guaranteed as to dollar amount.

          On the Allocation Date, the Accumulation Value in Separate Account C is the initial premium payments, reduced by the state premium tax charge, the Federal DAC tax charge and the sales charge, plus interest earned prior to the Allocation Date, and less the monthly deduction for the first policy month. On the Allocation Date, the initial number of units credited to Separate Account C for the Policy will be established. At the end of each Valuation Period thereafter, the Accumulation Value in a Division is (i) plus (ii) plus (iii) minus (iv) minus (v) where:

          (i) is the Accumulation Value in the Division on the preceding Valuation Date multiplied by the net investment factor, as described below, for the current Valuation Period,

          (ii) is any Net Premium received during the current Valuation Period which is allocated to the Division,

          (iii)is all Accumulation Values transferred to the Division from another Division or the General Account during the current Valuation Period,

          (iv) is the Accumulation Values transferred from the Division to another Division or the General Account and Accumulation Values transferred to secure a Policy Debt during the current Valuation Period, and

          (v) is all withdrawals from the Division during the current Valuation Period.

          In addition, whenever a Valuation Period includes the Monthly Anniversary Date, the Accumulation Value at the end of such period is reduced by the portion of the monthly deduction allocated to the Division.

          The Policy's total Accumulation Value in Separate Account C equals the sum of the Policy's Accumulation Value in each Division thereof.

          Unit Values.   Units are credited to a Policyowner upon allocation of
Net Premiums to a Division. Each Net Premium payment allocated to a Division will increase the number of units in that Division. Both full and fractional units are credited. The number of units and fractional units is determined by dividing the Net Premium payment by the unit value of the Division to which the payment has been allocated. The unit value of each Division is determined on each Valuation Date. The number of units credited will not change because of subsequent changes in unit value. The dollar value of each Division's units will vary depending upon the investment performance of the corresponding Portfolio of the Trust.

          Certain transactions affect the number of units in a Division under a Policy. Loans, surrenders and withdrawals, withdrawal and transfer fees and charges, the Surrender Charge, and monthly deductions involve the redemption of units and will decrease the number of units. Transfers of Accumulation Value among Divisions will reduce or increase the number of units in a Division, as appropriate.

          The unit value of each Division's units initially under the Policies was $10.00. Thereafter, the unit value of a Division on any Valuation Date is calculated by multiplying (1) by (2) where:

          (1) is the Division's unit value on the previous Valuation Date; and

          (2) is the net investment factor for the Valuation Period then ended.

          The unit value of each Division's units on any day other than a Valuation Date is the unit value as of the next Valuation Date and is used for the purpose of processing transactions.

          Net Investment Factor.   The net investment factor measures the
investment experience of each Division and is used to determine changes in unit value from one Valuation Period to the next Valuation Period. The net investment factor for a Valuation Period is (i) divided by (ii) minus (iii) where:

          (i) is (a) the value of the assets of the Division at the end of the preceding Valuation Period, plus (b) the investment income and capital gains, realized or unrealized, credited to the assets of the Division during the Valuation Period for which the net investment factor is being determined, minus
(c) capital losses, realized or unrealized, charged against those assets during the Valuation Period, minus (d) any amount charged against the Division for taxes or any amount set aside during the Valuation Period by Chubb Life to provide for taxes attributable to the operation or maintenance of that Division, and

          (ii) is the value of the assets of the Division at the end of the preceding Valuation Period, and

          (iii) is a charge no greater than .0017808% on a daily basis. This corresponds to .65% on an annual basis for mortality and expense risks.


                              CASH VALUE BENEFITS

          So long as it remains in force, the Policy provides for certain benefits prior to the Maturity Date. Subject to certain limitations, the Policyowner may at any time obtain Cash Value by surrendering the Policy or making withdrawals from the Policy. The Cash Value equals the Accumulation Value less any Surrender Charge. In addition, the Policyowner has certain policy loan privileges under the Policy.

          Surrender Privileges.   As long as the Policy is in force, a
Policyowner may surrender the Policy or make a withdrawal from the Policy at any time by sending a written request along with the Policy to Chubb Life. See "FEDERAL TAX MATTERS--Policy Proceeds."

          The surrender value of the Policy equals the Cash Value less any outstanding Policy Debt. The amount payable upon surrender of the Policy is the surrender value at the end of the Valuation Period during which the request is received. The surrender value may be paid in a lump sum or under one of the optional payment plans specified in the Policy. Proceeds will generally be paid within seven days of the Date of Receipt of a request for surrender or withdrawal. See "POLICY BENEFITS AND RIGHTS--Settlement Options."

          A Policyowner can obtain a portion of the Policy's Cash Value by withdrawal of Cash Value from the Policy. A withdrawal from a Policy is subject to the following conditions:

          A. The amount withdrawn may not exceed the Cash Value less any outstanding debt.

          B. The minimum amount that may be withdrawn is $5,000.

          C. A charge equal to $100 will be deducted from the amount of each withdrawal.

          Withdrawals generally will affect the Policy's Accumulation Value, Cash Value and the life insurance proceeds payable under the Policy. The Policy's Cash Value will be reduced by the amount of the withdrawal. The Policy's Accumulation Value will be reduced by the amount of the withdrawal plus any applicable pro-rata Surrender Charge. Life insurance proceeds payable under the Policy will generally be reduced by the amount of the withdrawal plus any applicable pro-rata Surrender Charge, unless the withdrawal is combined with a request to maintain or increase the Specified Amount. See "POLICY BENEFITS AND RIGHTS--Combined Requests".

          Under Option I, which provides for life insurance proceeds equal to the greater of the Specified Amount or the Accumulation Value of the Policy at the date of death multiplied by the corridor percentage, the Specified Amount will be reduced by the amount of the withdrawal plus any applicable pro-rata Surrender Charge. The Specified Amount remaining after a withdrawal may not be less than $250,000 for Chubb Heritage I and $500,000 for Chubb Heritage II. As a result, Chubb Life will not effectuate any withdrawal that would reduce the Specified Amount below these minimums. If increases in Specified Amount previously have occurred, a withdrawal will first reduce the Specified Amount of the most recent increase, then the most recent increases successively, then the coverage under the original application. If the life insurance proceeds payable under either Death Benefit option, both before and after the withdrawal, is the Accumulation Value multiplied by the corridor percentage, a withdrawal generally will result in a reduction in life insurance proceeds equal to the amount paid upon withdrawal, multiplied by the corridor percentage then in effect.

          Under Option II, which provides for life insurance proceeds equal to the Specified Amount plus Accumulation Value, a reduction in Accumulation Value as a result of a withdrawal will typically result in a dollar per dollar reduction in the life insurance proceeds payable under the Policy.

          A Policyowner may allocate a withdrawal among the Divisions and the General Account. If no such allocation is made, a withdrawal will be allocated among the Divisions and the General Account in the same proportion that the Accumulation Value in each Division and the Accumulation Value in the General Account, less any Policy Debt bears to the total Accumulation Value of the Policy, less any Policy Debt, on the date of withdrawal. See "FEDERAL TAX MATTERS--Policy Proceeds".

          Policy Loans.   So long as the Policy remains in force, a Policyowner
may borrow money from Chubb Life at any time after the first policy anniversary using the Policy as the only security for the loan. Loans have priority over the claims of any assignee or any other person. Generally, the maximum loan amount is 90% of the Policy's Cash Value at the end of the Valuation Period during which the loan request is received. The maximum amount which may be borrowed at any given time is the maximum loan amount reduced by any outstanding Policy Debt.

          Proceeds of policy loans ordinarily will be disbursed within seven days from the Date of Receipt of a request for a loan by Chubb Life, although payments may be postponed under certain circumstances. See "OTHER MATTERS-- Postponement of Payments". Chubb Life may, in its discretion, permit loans to be made by telephone if the proper authorization form is on file with Chubb Life. So long as the Policy remains in force, the loan may be repaid in whole or in part without penalty at any time while an Insured is living.

          When a policy loan is made, a portion of the Policy's Accumulation Value sufficient to secure the loan will be transferred to the General Account. A policy loan removes the proceeds from the investment experience of Separate Account C which will have a permanent effect on the Accumulation Value and Death Benefit even if the loan is repaid. Any loan interest that is due and unpaid will also be so transferred. Accumulation Value equal to Policy Debt in the General Account will accrue interest daily at an annual rate of 6%. The Policyowner may allocate a policy loan among the Divisions and the General Account. If no such allocation is made the loan will be allocated among the Divisions and the General Account in the same proportion that the Accumulation Value in each Division and the Accumulation Value in the General Account less Policy Debt bears to the total Accumulation Value of the Policy, less Policy Debt, on the date of the loan.

          Chubb Life will charge interest on any outstanding policy loan with such interest compounded annually. There are two types of loans available. A Type A loan is charged the same interest rate as the interest credited to the amount of Accumulation Value held in the General Account to secure loans. The unloaned Type A balance is the Cash Value, less the threshold, and less the sum of any outstanding Type A loans. The threshold is the Guideline Single Premium for this policy at issue as defined in Section 7702 of the Internal Revenue Code of 1986 entitled "Life Insurance Contract Defined." Any other loans are Type B loans. A Type B loan is charged an interest rate of 6.85%. It is possible for one loan request to result in both a Type A and a Type B loan. A request for a loan will be granted first as a Type A loan, to the extent available, and then as a Type B loan. Once a policy loan is granted, it remains a Type A or Type B until it is repaid. Increases in the Specified Amount will affect the determination of the amount available for a Type A loan; however, decreases in the Specified Amount will not have any such effect.

Interest is due and payable at the end of each policy year, and any interest not paid when due becomes loan principal.

          Where applicable, loans are subject to conditions and requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), as well as the terms of any retirement plan in connection with which the Policy has been purchased. The ERISA rules relating to loans are complex and vary depending on the individual circumstances of each Policy. Employers and Policyowners should consult with qualified advisers before exercising the loan privileges.

          Policy Debt equals the total of all outstanding policy loans and accrued interest on policy loans. If Policy Debt exceeds Cash Value, Chubb Life will notify the Policyowner and any assignee of record. A payment at least equal to the amount of excess Policy Debt above the Cash Value must be made to Chubb Life within 61 days from the date Policy Debt exceeds Cash Value, otherwise, the Policy will lapse and terminate without value. In such event, the Policyowner may be taxed on the total appreciation under the Policy. The Policy may, however, later be reinstated, subject to satisfactory proof of insurability and the payment of a reinstatement premium. See "THE POLICIES--Reinstatement".

          So long as the Policy remains in force, Policy Debt may be repaid in whole or in part at any time during an Insured's life. If there is any existing Policy Debt, premium payments in the amount of the Planned Periodic Premium, received at the Premium Frequency, will be applied as premium. Premium payments in excess of the Planned Periodic Premium or premium payments received other than at the Premium Frequency, will first be applied as policy loan repayments, then as premium when the Policy Debt is repaid. For Policyowners with both Type A and Type B loans, repayments of the loan will be applied first to Type B loans and then to Type A loans. Upon repayment, the Policy's Accumulation Value securing the repaid portion of the debt in the General Account will be transferred to the Divisions and the General Account using the same percentages used to allocate Net Premiums. Any outstanding Policy Debt is subtracted from life insurance proceeds payable at the Insured's or last surviving Insured's death, from Accumulation Value upon surrender, and from Cash Value payable at maturity.


                                 OTHER MATTERS

          Voting Rights.   To the extent required by law, Chubb Life will vote
the Trust shares held in the various Divisions at regular and special shareholder meetings of the Trust in accordance with instructions received from persons having voting interests in Separate Account C. If, however, the 1940 Act or any regulation thereunder should be amended or if the present interpretation thereof should change and, as a result, Chubb Life determines that it is permissible to vote the Trust shares in its own right, it may elect to do so. The number of votes on which each Policyowner has the right to instruct will be determined by dividing the Policy's Accumulation Value in a Division by the net asset value per share of the corresponding Portfolio in which the Division invests, or as otherwise required by law. Fractional shares will be counted. The number of votes on which the Policyowner has the right to instruct will be determined as of the date coincident with the date established by the Trust for determining shareholders eligible to vote at the meeting of the Trust. Voting instructions will be solicited by written communications prior to such meeting in accordance with procedures established by the Trust. Chubb Life will vote Trust shares as to which no instructions are received in proportion to the voting instructions which are received with respect to all Policies participating in the Trust in accordance with applicable law. Each person having a voting interest will receive proxy material, reports and other materials relating to the Trust. The shares held by Chubb Life, including shares for which no voting instructions have been received, shares held in Separate Account C representing charges imposed by Chubb Life against Separate Account C under the Policies and shares held by Chubb Life that are not otherwise attributable to Policies, will also be voted by Chubb Life in proportion to instructions received from the owners of variable life insurance policies funded through Separate Account C. Chubb Life reserves the right to vote any or all such shares at its discretion to the extent consistent with then current interpretations of the 1940 Act and rules thereunder.

          Chubb Life may, when required by state insurance regulatory authorities, disregard voting instructions if the instructions require that shares be voted so as to cause a change in subclassification or investment objective of the Trust or disapprove an investment advisory contract of the Trust. In addition, Chubb Life may disregard voting instructions in favor of changes initiated by a Policyowner in the investment policy or the investment adviser of the Trust if Chubb Life reasonably disapproves of such changes. A change would be disapproved only if the proposed change is contrary to state law or prohibited by state regulatory authorities or Chubb Life determined that the change would be inconsistent with the investment objectives of Separate Account C or would result in the purchase of securities for Separate Account C which vary from the general quality and nature of investments and investment techniques utilized by other separate accounts created by Chubb Life or any affiliate of Chubb Life which have similar investment objectives. In the event that Chubb Life does disregard voting instructions, a summary of that action and the reason for such actions will be included in the next semi-annual report to the Policyowner.

          Additions, Deletions or Substitutions of Investments.   Chubb Life
reserves the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares held by any Division or which any Division may purchase. If shares of the Trust should no longer be available for investment or if, in the judgment of Chubb Life's management, further investment in shares of the Trust should become inappropriate in view of the purposes of the Policy, Chubb Life may substitute shares of any other investment company for shares already purchased, or to be purchased in the future under the Policies. No substitution of securities will take place without notice to and consent of Policyowners and without prior approval of the Commission, all to the extent required by the 1940 Act. Any surrender due to a change in a Portfolio's investment policy will incur any applicable Surrender Charges.

          Each class of Trust shares is subject to certain investment restrictions which may not be changed without the approval of the majority of the holders of such class. See the accompanying Prospectus for the Trust.

          Annual Report.   Each year a report will be sent to the Policyowner
which shows the current Accumulation Value, Cash Value, premiums paid and all charges since the last annual report as well as the balance of outstanding policy loans. Chubb Life will also send to the Policyowner the reports required by the 1940 Act.

          Confirmation.   Confirmation notices (or other appropriate
notification) will be mailed promptly at the time of the following transactions:

          (1)      policy issue;

          (2)      receipt of premium payments;

          (3)      initial allocation among Divisions on the Allocation Date;

          (4)      transfers among Divisions;

          (5)      change of premium allocation;

          (6)      change between Option I and Option II;

          (7)      increases or decreases in Specified Amount;

          (8)      withdrawals, surrenders or loans;

          (9)      receipt of loan repayments; and

          (10)     reinstatements; and

          (11)     redemptions due to insufficient funds.

          Limitation on Right to Contest.   Chubb Life will not contest or
revoke the insurance coverage provided under the Policy, except for any subsequent increase in Specified Amount, after the Policy has been in force during the lifetime of each Insured for a period of two years from the date it is issued. Any increase in the Specified Amount will not be contested after such increase has been in force during the lifetime of each Insured for two years following the effective date of the increase. Any increase will be contestable within the two year period only with regard to statements concerning this increase.

          Misstatements.   If the age or sex of an Insured has been misstated in
an application, including a reinstatement application, Chubb Life will adjust the benefits payable to reflect the correct age or sex.

          Suicide.   The Policy does not cover the risk of suicide within two
years from the date the Policy is issued or two years from the date of any increase in Specified Amount with respect to such increase, whether the Insured is sane or insane, unless otherwise specified by state law. In the event of suicide of any Insured within two years of the date the Policy is issued, the only liability of Chubb Life will be a refund of premiums paid, without interest, less any Policy Debt and less any withdrawal. In the event of suicide by any Insured within two years of an increase in Specified Amount, the only liability of Chubb Life with respect to the increase will be a refund of the cost of insurance for such increase.

          Under Chubb Heritage II, if the first death is by suicide and the surviving Insured is classified by Chubb Life as insurable on the Policy Date, Chubb Life will issue, upon request of the Policyowner and without evidence of insurability, an individual policy providing coverage on the life of the surviving Insured equal to the coverage on the Insureds for which premiums or cost of insurance was refunded.

          Beneficiaries.   The original Beneficiaries and contingent
Beneficiaries are designated by the Policyowner on the application. If changed, the primary Beneficiary or contingent Beneficiary is as shown in the latest change filed with Chubb Life. One or more primary or contingent Beneficiaries may be named in the application. In such case, the proceeds of the Policy will be paid in equal shares to the survivors in the appropriate beneficiary class unless requested otherwise by the Policyowner.

          Postponement of Payments.   Payment of any amount upon surrender,
withdrawal, policy loan, or benefits payable at death or maturity may be postponed whenever: (i) the New York Stock Exchange is closed other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Commission; (ii) the Commission by order permits postponement for the protection of Policyowners; or (iii) an emergency exists, as determined by the Commission, as a result of which disposal of securities is not reasonably practical or it is not reasonably practicable to determine the value of net assets in Separate Account C.

          Assignment.   Ownership of the Policy can be assigned or the Policy
can be assigned as collateral security. Chubb Life must be notified in writing if the Policy has been assigned. Each assignment will be subject to any payments made or action taken by Chubb Life prior to its notification of such assignment. Chubb Life is not responsible for the validity of an assignment. A Policyowner's rights and the rights of the Beneficiary may be affected by an assignment.

          Illustration of Benefits and Values.   The Policyowner may request
illustrations of Death Benefits, Accumulation Values and Cash Values at any time after the Policy Date. Illustrations will be based on the existing Accumulation Value and Cash Value at the time of the request and both the maximum and the then current costs of insurance rates. Although Chubb Life does not currently charge a fee for such illustrations, it reserves the right to charge an administrative fee, not to exceed $25, to cover the cost of preparing the illustrations.

          Non-Participating Policy.   The Policy does not share in any surplus
distributions of Chubb Life. No dividends are payable with respect to the Policy.

                              THE GENERAL ACCOUNT

Policyowners may allocate Net Premiums and transfer Accumulation Value to the General Account. Because of exemptive and exclusionary provisions, interests in the General Account have not been registered under the Securities Act of 1933 and the General Account has not been registered as an investment company under the 1940 Act. Accordingly, neither the General Account nor any interests therein are subject to the provisions of these Acts, and Chubb Life has been advised that the staff of the Securities and Exchange Commission has not reviewed the disclosures in this Prospectus relating to the General Account. Disclosures regarding the General Account may, however, be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

          General Description.   The General Account consists of all assets
owned by Chubb Life other than those in Separate Account C and other separate accounts which have been or may be established by Chubb Life. Subject to applicable law, Chubb Life has sole discretion over the investment of the assets of the General Account.

          A Policyowner may elect to allocate Net Premiums to the General Account or to transfer Accumulation Value to or from the Divisions and the General Account. The allocation or transfer of funds to the General Account does not entitle a Policyowner to share in the investment experience of the General Account. Instead, Chubb Life guarantees that Accumulation Value in the General Account will accrue interest daily at an effective annual rate of at least 4%, independent of the actual investment experience of the General Account. Chubb Life is not obligated to credit interest at any higher rate, although Chubb Life may, in its sole discretion, do so.

          If the Policy issued as applied for is not accepted or the "free look" is exercised, no interest will be credited and Chubb Life will retain any interest earned on the initial Net Premium.

          General Account Accumulation Value.   The Accumulation Value in the
General Account on the Allocation Date is equal to the portion of the Net Premium payments, plus interest earned, which have been paid and allocated to the General Account, less the portion of the first monthly deduction allocated to the General Account.

          Chubb Life guarantees that interest credited to each Policyowner's Accumulation Value in the General Account will not be less than an effective annual rate of at least 4%. Chubb Life may, IN ITS SOLE DISCRETION, credit a higher rate of interest, although it is not obligated to credit interest in excess of 4% per year, and might not do so. ANY INTEREST CREDITED ON THE POLICY'S ACCUMULATION VALUE IN THE GENERAL ACCOUNT IN EXCESS OF THE GUARANTEED RATE OF 4% PER YEAR WILL BE DETERMINED IN THE SOLE DISCRETION OF CHUBB LIFE. THE POLICYOWNER ASSUMES THE RISK THAT INTEREST CREDITED MAY NOT EXCEED THE GUARANTEED MINIMUM RATE OF 4% PER YEAR. Accumulation Value in the General Account that equals indebtedness will be credited interest daily at an effective annual rate of 6%. The Accumulation Value in the General Account will be calculated on each Monthly Anniversary Date of the Policy, or on any other date with consistent adjustments.

          Chubb Life guarantees that, at any time prior to the Maturity Date, the Accumulation Value in the General Account will not be less than the amount of the Net Premiums allocated or Accumulation Value transferred to the General Account, plus interest at the rate of 4% per year, plus any excess interest which Chubb Life credits and any amounts transferred into the General Account, less the sum of all charges allocable to the General Account and any amounts deducted from the General Account in connection with withdrawals or transfers to Separate Account C.

          Determination of Charges.   The portion of the monthly deduction
attributable to the General Account will be determined as of the actual Monthly Anniversary Date, even if the Monthly Anniversary Date does not fall on a Valuation Date.

          Premium Deposit Fund.   As a convenience to Policyowners, Chubb Life
permits Policyowners to deposit
funds in a premium deposit fund ("PDF"), subject to the terms and conditions of the appropriate agreement. Funds deposited in the PDF earn interest at a minimum annual rates of 4%, with interest credited on each monthly anniversary date. Interest on these funds is not tax deferred and will be annually reported on Form 1099 to the Policyowner. An amount equal to the Planned Periodic Premium will be transferred on the Policy date to pay premiums on the Policy. Policyowners may withdraw all or part of the funds from the PDF at any time. No commissions are earned or paid until premium payments are made pursuant to transfers from the PDF.


                          DISTRIBUTION OF THE POLICY

          The Policy will be sold by individuals who, in addition to being licensed as life insurance agents for Chubb Life, are also registered representatives of Chubb Securities Corporation, the principal underwriter of the policies, or of broker-dealers who have entered into written sales agreements with the principal underwriter. Chubb Securities Corporation is a New Hampshire corporation organized in 1969. Chubb Securities Corporation is registered with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Each broker-dealer with whom Chubb Securities Corporation has executed a selling agreement will receive as a commission the full charge of 3% imposed on premiums. Any such broker-dealers will be registered under the Securities Exchange Act of 1934 and their representatives selling the Policies will be authorized under applicable insurance laws and regulations to sell insurance products of this type. It is not expected that the compensation paid by Chubb Life in connection with such sales will exceed that described above for sales by Chubb Securities Corporation's registered representatives.

          Chubb Life and Separate Account C have entered into a Distribution Agreement with Chubb Securities Corporation which continues until terminated by any party on 60 days notice. Chubb Securities Corporation is not obligated to sell any specified amount of Policies and may not assign its responsibilities under the Distribution Agreement. Chubb Life reimburses Chubb Securities Corporation for its expenses under the Distribution Agreement.

          Chubb Securities Corporation is engaged in the sale and distribution of various other securities, including other flexible premium variable life policies. It acts as principal underwriter for other flexible premium variable life policies and variable annuity contracts issued by Chubb Life (and its affiliated insurance companies) and for the Chubb America Fund, Inc. and the Chubb Investment Funds, Inc. mutual funds. It sells a number of mutual fund shares as well as shares of other securities and limited partnership interests in both public and private limited partnerships. Mutual fund shares available for sale by Chubb Securities Corporation are sold pursuant to non-exclusive selling agreements with the distributors of the mutual funds.

          Group or Sponsored Arrangements.   Policies may be purchased under
group or sponsored arrangements, as well as on an individual basis. A "group arrangement" includes a program under which a trustee, employer or similar entity purchases individual Policies covering a group of individuals on a group basis. Examples of such arrangements are employer-sponsored benefit plans and deferred compensation plans. A "sponsored arrangement" includes a program under which an employer permits group solicitation of its employees or an association permits group solicitation of its members for the purchase of Policies on an individual basis.

          Chubb Life may reduce the following types of charges for Policies issued in connection with group or sponsored arrangements: the sales charge, the cost of insurance charge, surrender or withdrawal charges, administrative charges for withdrawal or transfer, the guaranteed death benefit charge and charges for optional rider benefits. Chubb Life may also issue Policies in connection with group or sponsored arrangements on a "non-medical" or guaranteed issue basis. Due to the underwriting criteria established for Policies issued on a non-medical, guaranteed issue basis, actual monthly cost of insurance charges may be higher than the current cost of insurance charges under otherwise identical Policies that are medically underwritten. In addition, Chubb Life may also specify different minimum Specified Amounts at issue for Policies issued in connection with group or sponsored arrangements.

          Certain charges or underwriting requirements set forth in this Prospectus may also be reduced or eliminated for Policies issued in connection with an exchange of another Chubb Life policy or contract or policies or contracts of any affiliates of Chubb Life.

          The amounts of any reduction, the charges to be reduced, the elimination or modification of underwriting requirements, and the criteria for applying a reduction or modification will generally reflect the reduced sales and administrative effort, costs and differing mortality experience appropriate to the circumstances giving rise to the reduction or modification. The charges will be reduced in accordance with Chubb Life's company practice in effect when the Policy is issued. The elimination or modification of underwriting requirements will be done in accordance with Chubb Life's administrative procedures with respect to underwriting when the Policy is issued. Reductions and modifications will not be made where prohibited by applicable law and will not be unfairly discriminatory against any person including the purchasers to whom the reduction or modification applies and all other Owners of the Policy.

                           MANAGEMENT OF CHUBB LIFE

                Executive Officers and Directors of Chubb Life

                                   Directors

                        Principal Occupation and
                        ------------------------
Name                    Business Address
----                    ----------------
John C. Beck..........  Managing Partner
                        Beck, Mack & Oliver
                        330 Madison Avenue-31st Floor
                        New York, NY 10017-5001

*Percy Chubb, III.....  Vice Chairman
                        The Chubb Corporation
                        (also serves as Vice Chairman of Chubb Life Insurance
                        Company of America)
                        15 Mountain View Road
                        P.O. Box 1615
                        Warren, New Jersey 07061-1615

Joel J. Cohen.........  Managing Director
                        Donaldson, Lufkin & Jenrette Securities Corporation
                        140 Broadway, 49th Floor
                        New York, NY 10005

Henry U. Harder.......  Retired, Former Chairman
                        The Chubb Corporation
                        15 Mountain View Road
                        P.O. Box 1615
                        Warren, New Jersey 07061-1615

David H. Hoag.........  Chairman, President & CEO
                        The LTV Corporation
                        25 West Prospect Avenue
                        Cleveland, OH 44115

Robert V.Lindsay......  Former President
                        J.P. Morgan & Co., Inc.
                        Altamont Road
                        Millbrook, NY 12545

Thomas C. MacAvoy.....  Professor
                        Darden Graduate School of Business Administration
                        University of Virginia
                        Box 6550
                        Charlottesville, VA 22906-6550

Gertrude G. Michelson   R.H. Macy & Co., Inc.
                        Herald Square--13th Floor

                        New York, NY 10001

*Dean R. O'Hare.......  Chairman and President
                        The Chubb Corporation
                        (also serves as Chairman of Chubb Life Insurance Company
                        of America)
                        15 Mountain View Road
                        P.O. Box 1615
                        Warren, NJ 07061-1615

Warren B. Rudman......  Partner
                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1615 L Street, N.W.,
                        Suite 1300
                        Washington, D.C. 20036

Sir David G. Scholey,CBE     Chairman
                             S.G. Warburg Group plc
                             One Finsbury Avenue
                             London EC2M 2PA England

Raymond G.H. Seitz......     Former Ambassador of the United States of America
                             10 Trevor Square
                             London SW7 IDT, England

Lawrence M. Small.......     President and Chief Operating Officer
                             Federal National Mortgage Association
                             3900 Wisconsin Avenue, N.W.
                             Washington, DC 20016

Richard D. Wood.........     Former Chairman
                             Eli Lilly and Company
                             Lilly Corporate Center
                             Indianapolis, IN 46285

                                 -------------
                       *Executive Officer of Chubb Life


                   Executive Officers (Other Than Directors)

Name
----
Theresa M. Stone...........  President and Chief Executive Officer

David S. Fowler............  Vice Chairman

Randell G. Craig...........  Executive Vice President and Chief Operating
                             Officer

Richard V. Werner..........  Executive Vice President and Chief Financial
                             Officer

Ronald R. Angarella........  Senior Vice President

Frederick H. Condon........  Senior Vice President, General Counsel and
                             Secretary

Charles C. Cornelio........  Senior Vice President, Assistant Secretary and
                             Chief Administrative Officer

Ronald H. Emery............  Vice President

Gregory W. Johnson.........  Senior Vice President

Vincent G. Mace, Jr........  Senior Vice President, Group Actuary

Warren L. Reynolds.........  Senior Vice President

Arthur V. Anderson.........  Vice President and Corporate Actuary

Douglas H. Blampied........  Vice President

Thomas M. Bodrogi..........  Vice President

Mark Connolly..............  Vice President

Edwin E. Creter............  Vice President

Ned I. Gerstman............  Vice President

Glenn Hilsinger............  Vice President

Donald M. Kane.............  Vice President

Patrick A. Lang............  Vice President

Deborah A. Leitch..........  Vice President

Justin J. Manjorin.........  Vice President

Donna L. Metcalf...........  Vice President

Christopher J. Moakley..........  Vice President

Thomas E. Murphy, Jr. M.D.......  Vice President, Associate Medical Director

Herbert B. Olson................  Vice President and Group Actuary

Robert R. Rodgers...............  Vice President

Russell C. Simpson..............  Vice President and Treasurer

James S. Smith..................  Vice President

William A. Spencer..............  Vice President

John A. Thomas..................  Vice President

Ernest J. Tsouros...............  Vice President

David G. Underwood, MD..........  Vice President and Medical Director

John W. Wells...................  Vice President


   The officers and employees of Chubb Life who have access to the assets of Separate Account C are covered by a fidelity bond issued by Aetna Casualty and
                 Surety Company in the amount of $35,000,000.

                        STATE REGULATION OF CHUBB LIFE

          Chubb Life Insurance Company of America is governed under the laws of the state of New Hampshire and is subject to regulation by the Insurance Commissioner of New Hampshire. An annual statement is filed with the New Hampshire Insurance Commissioner on or before March 1 of each year covering the operations and reporting on the financial condition of Chubb Life as of December 31 of the preceding year. Periodically, the Commissioner examines the assets and liabilities of Chubb Life and Separate Account C and verifies their adequacy and a full examination of Chubb Life's operations is conducted by the Commissioner at least every five years.

          In addition, Chubb Life is subject to the insurance laws and regulations of other states within which it is licensed to operate. Generally, the insurance department of any other state applies the laws of the state of domicile in determining permissible investments.


                              FEDERAL TAX MATTERS

          Tax Considerations.   The following description is a brief summary of
some of the tax rules, primarily related to federal income taxes under the Code, which, in the opinion of Chubb Life, are currently in effect and is not intended as tax advice. Chubb Life believes that, as discussed below, the Policy will in general receive favorable tax treatment under the Code. Because there are issues as to which the law is still developing or may change, however, and because this information is not intended as tax advice, Chubb Life recommends that the Policyowner or prospective Policyowner rely only on the advice of a qualified tax adviser.

          Policy Proceeds.   The Policy contains provisions not found in
traditional life insurance policies providing only for fixed benefits. However, under the Code, the Policy should qualify as a life insurance contract for federal income tax purposes, with the result that all Death Benefits paid under the Policy will generally be fully excludable from the gross income of the Policy's Beneficiary for federal income tax purposes and, as long as the Policy remains in force, income earned on the Policy will not be subject to federal income tax unless and until there is a distribution from the Policy. Policyowners should consult with their own tax advisers in this regard.

          The federal income tax treatment of a distribution from the Policy will depend on whether a Policy is a life insurance policy and also if it is determined to be a "modified endowment contract," as defined by the Code.
Chubb Life will notify a Policyowner if the amount of premiums paid in would cause a Policy to be a modified endowment contract and will allow a refund of the excess premium. The Policyowner may also choose to have the Policy treated as a modified endowment contract.

          A modified endowment contract is a life insurance policy which fails to meet a "seven-pay" test. In general, a policy will fail the seven-pay test if the cumulative amount of premiums paid under the policy at any time during the first seven policy years exceeds a calculated premium level. The calculated seven-pay premium level is based on a hypothetical policy issued on the same insured persons and for the same initial death benefit which, under specified conditions (which include the absence of expense and administrative charges), would be fully paid for after seven years. Your policy will be treated as a modified endowment unless the cumulative premiums paid under your policy, at all times during the first seven policy years, are less than or equal to the cumulative seven-pay premiums which would have been paid under the hypothetical policy on or before such times.

          Whenever there is a "material change" under a policy, it will generally be treated as a new contract for purposes of determining whether the policy is a modified endowment, and subject to a new seven-pay premium period and a new seven-pay limit. The new seven-pay limit would be determined taking into account, under a downward adjustment formula, the Policy Account Value of the policy at the time of such change. A materially changed policy would be considered a modified endowment if it failed to satisfy the new seven-pay limit. A material change could occur as a result of a change in death benefit option, the selection of additional benefits, the restoration of a terminated policy and certain other changes.

          If the benefits under your policy are reduced, for example, by requesting a decrease in Face Amount, or in some cases by making partial withdrawals, terminating additional benefits under a rider, changing the death benefit option, or as a result of policy termination, the calculated seven-pay premium level will be redetermined based on the reduced level of benefits and applied retroactively for purposes of the seven-pay test. If the premiums previously paid are greater than the recalculated seven-pay premium level limit, the policy will become a modified endowment. Generally, a life insurance policy which is received in exchange for a modified endowment or a modified endowment which terminates and is restored, will also be considered a modified endowment.

          If a policy is deemed to be a modified endowment contract, any distribution from the policy will be taxed in a manner comparable to distributions from annuities (i.e., on an "income-first" basis); distributions for this purpose include a loan or partial withdrawal. Any such distributions will be considered taxable income to the extent accumulation value under the policy exceeds investment in the policy.

          A 10% penalty tax will apply to the taxable portion of such a distribution. No penalty will apply to distributions (i) to taxpayers 59 1/2 years of age or older, (ii) in the case of a disability which can be expected to result in death or to be of indefinite duration or (iii) received as part of a series of substantially equal periodic annuity payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and his beneficiary.

          To the extent a policy becomes a modified endowment contract, any distribution, including any loan, which occurs in the policy year it becomes a modified endowment contract and in any year thereafter, will be taxable income to the policyowner. Also, any distributions within two years before a policy becomes a modified endowment contract will also be income taxable to the policyowner. The Secretary of the Treasury has been authorized to prescribe rules which would similarly treat other distributions made in anticipation of a policy becoming a modified endowment contract. For purposes of determining the amount of any distribution includable in income, all modified endowment contract policies that fail the above-described tests which are issued by the same insurer, or its affiliates, to the same policyowner during any calendar year are treated as one contract. The Secretary of the Treasury is also authorized to issue regulations in this connection.

          In addition to the distribution rules for modified endowment contracts, the Code and proposed regulations thereunder require that reasonable mortality and other charges be used in satisfying the definition of life insurance. The death benefit under a policy which meets this definition will continue to be excluded from the beneficiary's gross income. Chubb Life believes that the Policies meet this definition. However, there is uncertainty as to the meaning of "reasonable mortality charges" and resultant uncertainties as to Chubb Heritage II's qualification if a different definition is adopted by the Treasury Department. As long as a Policy does not violate the tests described above, it will not fail to meet the tests of the Code and the general tax provisions described herein still apply.

          The foregoing summary does not purport to be complete or to cover all situations, and, as always, there is some degree of uncertainty with respect to the application of the current tax laws. In particular, prior to the issuance of final regulations or other clarifications under certain sections of the Code, there may be some uncertainties about the tax treatment of the Policy with respect to the mortality charges, substandard risks and any extension of the Maturity Date. In addition to the provisions discussed above, the United States Congress may consider other legislation which, if enacted, could adversely affect the tax treatment of life insurance policies. Also, the Treasury Department may amend current regulations or adopt new regulations with respect to this and other Code provisions. Therefore, Policyowners are advised to consult a tax adviser or attorney for more complete tax information, specifically regarding the applicability of the Code provisions to an individual Policyowner's situation.

          Under normal circumstances, the Policy is not a modified endowment contract and loans received under the Policy will be construed as indebtedness of the Policyowner in the same manner as loans under a fixed benefit life insurance policy and no part of any loan under the Policy is expected to constitute income to the Policyowner.

Policyholders are advised to consult a tax adviser or attorney regarding the deduction of interest paid on loans.

          Even if the Policy is not a modified endowment contract, a partial withdrawal together with a reduction in death benefits during the first 15 policy years may create taxable income for the Policyowner. The amount of that taxable income is determined under a complex formula and it may be equal to part or all of, but not greater than, the income on the contract. A partial withdrawal made after the first 15 policy years will be taxed on a recovery of premium-first basis, and will only be subject to federal income tax to the extent such proceeds exceed the total amount of premiums the Policyowner has paid that have not been previously withdrawn.

          If a Policyowner makes a partial withdrawal, surrender, loan or exchange of the Policy, Chubb Life may be required to withhold federal income tax from the portion of the money received by the Policyowner that is includable in the Policyowner's federal gross income. A Policyowner who is not a corporation may elect not to have such tax withheld; however, such election must be made before Chubb Life makes the payment. In addition, if a Policyowner fails to provide Chubb Life with a correct taxpayer identification number (usually a social security number) or if the Treasury notifies Chubb Life that the taxpayer identification number which has been provided is not correct, the election not to have such taxes withheld will not be effective. In any case, a Policyowner is liable for payment of the federal income tax on the taxable portion of money received, whether or not an election to have federal income tax withheld is made. If a Policyowner elects not to have federal income tax withheld, or if the amount withheld is insufficient, then the Policyowner may be responsible for payment of estimated tax. A Policyowner may also incur penalties under the estimated tax rules if the withholding and estimated tax payments are insufficient. Chubb Life suggests that Policyowners consult with a tax adviser or attorney as to the tax implications of these matters.

          In the event that a Policy is owned by the trustee under a pension or profit sharing plan, or similar deferred compensation arrangement, the tax consequences of ownership or receipt of proceeds under the Policy could differ from those stated herein. However, if ownership of such a Policy is transferred from the plan to a plan participant (upon termination of employment, for example), the Policy will be subject to all of the federal tax rules described above. A Policy owned by a trustee under such a plan may be subject to restrictions under ERISA and a tax adviser should be consulted regarding any applicable ERISA requirements.

          The Policy may also be used in various arrangements, including nonqualified deferred compensation or salary continuation plans, split dollar insurance plans, executive bonus plans and others, where the tax consequences may vary depending on the particular facts and circumstances of each individual arrangement. A tax adviser should be consulted regarding the tax attributes of any particular arrangement where the value of it depends in part on its tax consequences.

          Federal estate and local estate, inheritance and other tax consequences of ownership or receipt of policy proceeds depend upon the circumstances of each Policyowner and Beneficiary.

          Current Treasury regulations set standards for diversification of the investments underlying variable life insurance policies in order for such policies to be treated as life insurance. Chubb Life believes it presently is in compliance with the diversification requirements as set forth in the regulations and intends to remain in compliance with such diversification requirements. If the diversification requirements are not satisfied, the Policy would not be treated as a life insurance contract. As a consequence to the Policyowner, income earned on a Policy would be taxable to the Policyowner in the calendar quarter in which the diversification requirements were not satisfied, and for all subsequent calendar quarters.

          The Secretary of the Treasury may issue a regulation or a ruling which will prescribe the circumstances in which a policyowner's control of the investments of a segregated asset account may cause the policyowner, rather than the insurance company, to be treated as the owner of the assets of the account. The regulation or ruling could impose requirements that are not reflected in the Policy, relating, for example, to such elements of policyowner control as premium allocation, investment selection, transfer privileges and investments in a division focusing on a particular investment sector. It has also been suggested that, in certain circumstances, control over the investment adviser might constitute prohibited policyowner control. Chubb Life believes that policyowner control will not exist under the Policy. Because failure to comply with any such regulation or ruling presumably would cause earnings on a Policyowner's interest in Separate Account C to be includable in the Policyowner's gross income in the year earned, Chubb Life has reserved certain rights to alter the Policy and investment alternatives so as to comply with such regulation or ruling. Chubb Life believes that any such regulation or ruling would apply prospectively. Since the regulation or ruling has not been issued, there can be no assurance as to the content of such regulation or ruling or even whether application of the regulation or ruling will be prospective. For these reasons, Policyowners are urged to consult with their own tax advisers.

          A Policyowner may elect to exchange Chubb Heritage II for two individual Chubb Heritage I policies provided the conditions under the Policy Exchange Option Rider are met. This could have adverse tax consequences including, but not limited to, the recognition of taxable income in an amount up to any taxable gain in the Policy at the time of the exchange.

          Charge for Chubb Life Income Taxes.   Chubb Life is presently taxed as
a life insurance company under the provisions of the Code. The Code specifically provides for adjustments in reserves for variable policies, and Chubb Life will include flexible premium life insurance operations in its tax return in accordance with these rules.

          Currently no charge is made against Separate Account C for Chubb Life's federal income taxes, or provisions for such taxes, that may be attributable to Separate Account C. Chubb Life may charge each Division for its portion of any income tax charged to Chubb Life on the Division or its assets. See "CHARGES AND DEDUCTIONS--Premium Charges" for a description of the Federal DAC tax charge deducted from premium payments. Under present laws, Chubb Life may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not significant. If they increase, however, Chubb Life may decide to make charges for such taxes or provisions for such taxes against Separate Account C. Chubb Life would retain any investment earnings on any tax charges accumulated in a Division. Any such charges against Separate Account C or its Divisions could have an adverse effect on the investment experience of such Division.


                            EMPLOYMENT BENEFIT PLANS

          Employers and employee organizations should consider, in consultation with counsel, the impact of Title VII of the Civil Rights Act of 1964 on the purchase of a Policy in connection with an employment-related insurance or benefit plan. The United States Supreme Court held, in a 1983 decision, that, under Title VII, optional annuity benefits under a deferred compensation plan could not vary on the basis of sex.


                               LEGAL PROCEEDINGS

          There are no legal proceedings to which Separate Account C is a party or to which the assets of any of the Divisions are subject. Chubb Life is not involved in any litigation that is of material importance in relation to its total assets or that relate to Separate Account C.

                                    EXPERTS



          Actuarial matters included in this Prospectus have been examined by Michael J. LeBoeuf, FSA, MAAA as stated in the opinion filed as an exhibit to the Registration Statement.


                             REGISTRATION STATEMENT

          A Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Policy offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the amendments and exhibits to the Registration Statement to all of which reference is made for further information concerning Separate Account C, Chubb Life and the Policy offered hereby. Statements contained in this Prospectus as to the contents of the Policy and other legal instruments are summaries. For a complete statement of the terms thereof reference is made to such instruments as filed.


                              FINANCIAL STATEMENTS

          The financial statements of Chubb Life which are included in the Prospectus should be considered only as bearing on the ability of Chubb Life to meet its obligations under the Policy. They should not be considered as bearing on the investment experience of the assets held in Separate Account C.

            (Financial Statements of Chubb Life Insurance Company
                        of America to be supplied here)

     Financial Statements of Chubb Separate Account C to be supplied here)

                                   APPENDIX A

                     ILLUSTRATIONS OF ACCUMULATION VALUES
                        CASH VALUES AND DEATH BENEFITS

          Following are a series of tables that illustrate how the accumulation values, cash values and death benefits of a policy change with the investment performance of the Trust. The tables show how the accumulation values, cash values and death benefits of a Policy issued to an insured(s) of a given age(s) and given premium would vary over time if the return on the assets held in each Portfolio of the Trust were a constant gross annual rate of 0%, 6%, and 12%. The tables on pages A-2 through A-7 illustrate a Chubb Heritage I Policy issued to a male, age 35, under a standard rate non-smoker underwriting risk classification. The tables on pages A-8 through A-13 illustrate a Chubb Heritage II Policy issued to a male, age 40, under a standard rate non-smoker underwriting risk classification and a female, age 35, under a standard rate non-smoker underwriting risk classification. The accumulation values, cash values and death benefits would be different from those shown if the returns averaged 0%, 6%, and 12% over a period of years, but fluctuated above and below those averages for individual policy years.

          The amount of the accumulation value exceeds the cash value during the first five policy years due to the surrender charge. For policy years six and after, the accumulation value and cash value are equal, since the surrender charge has been reduced to zero.

          The second column shows the accumulation value of the premiums paid at the stated interest rate. The third and sixth columns illustrate the accumulation values and the fourth and seventh columns illustrate the cash values of the Policy over the designated period. The accumulation values shown in the third column and the cash values shown in the fourth column assume the monthly charge for cost of insurance is based upon the current cost of insurance rates and assume a monthly deduction adjustment which varies based on the Specified Amount of the Policy. The current cost of insurance rates, which may be modified at any time, are based on the sex, issue age, policy year, and rating class of the Insured(s). The accumulation values shown in the sixth column and the cash values shown in the seventh column assume the monthly charge for cost of insurance is based upon the maximum cost of insurance rates allowable, which are based on the Commissioner's 1980 Standard Ordinary Mortality Table. The fifth and eighth columns illustrate the death benefit of a Policy over the designated period. The illustrations of death benefits reflect the same assumptions as the accumulation values and cash values. The death benefit values also vary between tables, depending upon whether Option I or Option II death benefits are illustrated.

          The amounts shown for the death benefit, accumulation values, and cash values reflect the fact that the net investment return of the Divisions of Separate Account C is lower than the gross rates of return on the assets in the Trust, as a result of expenses paid by the Trust and charges levied against the Divisions of Separate Account C.

          The policy values shown take into account a daily investment advisory fee equivalent to the maximum annual rate of .62% of the aggregate average daily net assets of the Portfolios of the Trust plus an assumed charge of .30% of the aggregate average daily net assets to cover expenses incurred by the Trust. The
 .62% investment advisory fee is an average of the individual investment advisory fees of the five Portfolios. See the attached Prospectus for the Trust for a description of the assumption of expenses of the Trust in excess of specified annual rates averaging .92%. The policy values also take into account a daily charge to each Division of Separate Account C for assuming mortality and expense risks which is equivalent to a charge at an annual rate of .65% of the average net assets of the Divisions of Separate Account C. After deduction of these amounts, the illustrated gross investment rates of 0%, 6%, and 12% correspond to approximate net annual rates of -1.57%, 4.43%, and 10.43%, respectively.

          The hypothetical values shown in the tables do not reflect any charges for federal income taxes or other taxes other than the DAC tax. However, if, in the future, any additional charges are made, the gross annual investment rate of return would have to exceed the stated investment rates by a sufficient amount to cover the tax charges in order to produce the accumulation values, cash values and death benefits illustrated.

          The tables illustrate the policy values that would result based on hypothetical investment rates of return if premiums are paid in full at the beginning of each year, if all net premiums are allocated to Separate Account C, and if no policy loans have been made. The values would vary from those shown if the assumed annual premium payments were paid in installments during a year. The values would also vary if the Policyowner varied the amount or frequency of premium payments. The tables also assume that the Policyowner has not requested an increase or decrease in Specified Amount, that no withdrawals have been made and no surrender charges imposed, and that no transfers have been made and no transfer charges imposed.

          Upon request, Chubb Life will provide, without charge, a comparable illustration based upon the proposed insured's age, sex and rating class, the Specified Amount requested, the proposed frequency and amount of premium payments and any available riders requested. Existing policyowners may request illustrations based on existing cash value at the time of request. Chubb Life has reserved the right to charge an administrative fee of up to $25 for such illustrations.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFITS(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,889         11,289      1,000,000           10,598             9,998       1,000,000
  2               25,830             24,942         24,462      1,000,000           22,240            21,760       1,000,000
  3               39,721             39,222         38,862      1,000,000           35,006            34,646       1,000,000
  4               54,308             54,902         54,662      1,000,000           49,010            48,770       1,000,000
  5               69,623             72,153         72,033      1,000,000           64,367            64,247       1,000,000

  6               85,704             91,142         91,142      1,000,000           81,217            81,217       1,000,000
  7              102,589            112,047        112,047      1,000,000           99,695            99,695       1,000,000
  8              120,319            135,064        135,064      1,000,000          119,983           119,983       1,000,000
  9              138,935            160,437        160,437      1,000,000          142,256           142,256       1,000,000
 10              158,481            188,428        188,428      1,000,000          166,765           166,765       1,000,000

 11              179,006            219,332        219,332      1,000,000          193,737           193,737       1,000,000
 12              200,556            253,431        253,431      1,000,000          223,440           223,440       1,000,000
 13              223,184            291,071        291,071      1,000,000          256,176           256,176       1,000,000
 14              246,943            332,626        332,626      1,000,000          292,283           292,283       1,000,000
 15              271,890            378,525        378,525      1,000,000          332,129           332,129       1,000,000

 16              298,084            429,258        429,258      1,000,000          376,143           376,143       1,000,000
 17              325,589            485,339        485,339      1,000,000          424,782           424,782       1,000,000
 18              354,468            547,360        547,360      1,000,000          478,566           478,566       1,000,000
 19              384,791            616,006        616,006      1,010,250 (3)      538,101           538,101       1,000,000
 20              416,631            691,909        691,909      1,086,297 (3)      604,069           604,069       1,000,000

 25              601,361          1,206,747      1,206,747      1,617,041 (3)    1,053,653         1,053,653       1,411,895 (3)
 30              837,129          2,046,775      2,046,775      2,497,066 (3)    1,783,123         1,783,123       2,175,410 (3)
 35            1,138,036          3,410,991      3,410,991      3,956,750 (3)    2,957,401         2,957,401       3,430,585 (3)
 40            1,522,077          5,634,671      5,634,671      6,029,098 (3)    4,859,059         4,859,059       5,199,193 (3)
 45            2,012,222          9,292,629      9,292,629      9,757,260 (3)    7,978,349         7,978,349       8,377,266 (3)
 50            2,637,785         15,172,546     15,172,546     15,931,173 (3)   12,926,274        12,926,274      13,572,588 (3)
 55            3,436,179         24,475,817     24,475,817     25,699,608 (3)   20,591,742        20,591,742      21,621,329 (3)
 60            4,455,155         39,656,182     39,656,192     40,052,744 (3)   33,058,411        33,058,411      33,388,995 (3)
 65            5,755,655         65,667,815     65,667,815     65,667,815 (3)   54,754,873        54,754,873      54,754,873 (3)
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):        $12,000

                                           ASSUMING CURRENT COSTS                         ASSUMING GUARANTEED COSTS
                 PREMIUMS         ----------------------------------------       -------------------------------------------
 END           ACCUMULATED
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFITS(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,889         11,289      1,000,000           10,598             9,998       1,000,000
  2               25,830             24,942         24,462      1,000,000           22,240            21,760       1,000,000
  3               39,721             39,222         38,862      1,000,000           35,006            34,646       1,000,000
  4               54,308             54,902         54,662      1,000,000           49,010            48,770       1,000,000
  5               69,623             72,153         72,033      1,000,000           64,367            64,247       1,000,000

  6               85,704             91,142         91,142      1,000,000           81,217            81,217       1,000,000
  7              102,589            112,047        112,047      1,000,000           99,695            99,695       1,000,000
  8              120,319            135,064        135,064      1,000,000          119,983           119,983       1,000,000
  9              138,935            160,437        160,437      1,000,000          142,256           142,256       1,000,000
 10              158,481            188,428        188,428      1,000,000          166,765           166,765       1,000,000

 11              179,006            219,332        219,332      1,000,000          193,737           193,737       1,000,000
 12              200,556            253,431        253,431      1,000,000          223,440           223,440       1,000,000
 13              223,184            291,071        291,071      1,000,000          256,176           256,176       1,000,000
 14              246,943            332,626        332,626      1,000,000          292,283           292,283       1,000,000
 15              271,890            378,506        378,506      1,044,677 (3)      332,129           332,129       1,000,000

 16              298,084            429,002        429,022      1,145,489 (3)      376,143           376,143       1,004,302 (3)
 17              325,589            484,542        484,542      1,254,964 (3)      424,525           424,525       1,099,520 (3)
 18              354,468            545,527        545,527      1,369,273 (3)      477,430           477,430       1,198,349 (3)
 19              384,791            612,516        612,516      1,488,414 (3)      535,242           535,242       1,300,638 (3)
 20              416,631            686,035        686,035      1,619,043 (3)      589,328           598,328       1,412,054 (3)

 25              601,361          1,174,415      1,174,415      2,395,807 (3)    1,009,602         1,009,602       2,059,588 (3)
 30              837,129          1,937,285      1,937,285      3,448,367 (3)    1,633,000         1,633,000       2,906,740 (3)
 35            1,138,036          3,109,777      3,109,777      4,913,448 (3)    2,556,116         2,556,116       4,038,663 (3)
 40            1,522,077          4,882,236      4,882,236      6,932,775 (3)    3,890,439         3,890,439       5,524,423 (3)
 45            2,012,222          7,516,590      7,516,590      9,846,733 (3)    5,756,724         5,756,724       7,541,308 (3)
 50            2,637,785         11,378,911     11,378,911     13,882,271 (3)    8,344,277         8,344,277      10,180,018 (3)
 55            3,436,179         16,996,152     16,996,152     19,715,536 (3)   11,876,652        11,876,652      13,776,916 (3)
 60            4,455,155         25,210,983     25,210,983     27,984,191 (3)   16,819,264        16,819,264      18,669,383 (3)
 65            5,755,655         38,675,910     38,675,910     40,222,946 (3)   23,765,496        23,765,496      24,716,116 (3)
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
   THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:        6%  (4.43% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):          $12,000

                                           ASSUMING CURRENT COSTS                         ASSUMING GUARANTEED COSTS
                PREMIUMS          ----------------------------------------       -------------------------------------------
END            ACCUMULATED
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFITS(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,232         10,632      1,000,000            9,980             9,380       1,000,000
  2               25,830             22,886         22,406      1,000,000           20,339            19,859       1,000,000
  3               39,721             34,926         34,566      1,000,000           31,067            30,707       1,000,000
  4               54,308             47,410         47,170      1,000,000           42,175            41,935       1,000,000
  5               69,623             60,381         60,261      1,000,000           53,663            53,543       1,000,000

  6               85,704             73,862         73,862      1,000,000           65,542            65,542       1,000,000
  7              102,589             87,869         87,869      1,000,000           77,806            77,806       1,000,000
  8              120,319            102,420        102,420      1,000,000           90,478            90,478       1,000,000
  9              138,935            117,543        117,543      1,000,000          103,554           103,554       1,000,000
 10              158,481            133,248        133,248      1,000,000          117,058           117,058       1,000,000

 11              179,006            149,589        149,589      1,000,000          130,982           130,982       1,000,000
 12              200,556            166,567        166,567      1,000,000          145,345           145,345       1,000,000
 13              223,184            184,209        184,209      1,000,000          160,171           160,171       1,000,000
 14              246,943            202,530        202,530      1,000,000          175,475           175,475       1,000,000
 15              271,890            221,553        221,553      1,000,000          191,258           191,258       1,000,000

 16              298,084            241,320        241,320      1,000,000          207,538           207,538       1,000,000
 17              325,589            261,831        261,831      1,000,000          224,298           224,298       1,000,000
 18              354,468            283,096        283,096      1,000,000          241,523           241,523       1,000,000
 19              384,791            305,161        305,161      1,000,000          259,210           259,210       1,000,000
 20              416,631            328,038        328,038      1,000,000          277,337           277,337       1,000,000

 25              601,361            455,706        455,706      1,000,000          374,631           374,631       1,000,000
 30              837,129            608,857        608,857      1,000,000          482,974           482,974       1,000,000
 35            1,138,036            798,003        798,003      1,000,000          602,430           602,430       1,000,000
 40            1,522,077          1,044,509      1,044,509      1,117,625 (3)      732,862           739,862       1,000,000
 45            2,012,222          1,355,354      1,355,354      1,423,122 (3)      923,168           923,168       1,000,000
 50            2,637,785          1,728,429      1,728,429      1,814,850 (3)    1,186,691         1,186,691       1,246,026 (3)
 55            3,436,179          2,165,255      2,165,255      2,273,518 (3)    1,487,141         1,487,141       1,561,498 (3)
 60            4,455,155          2,711,988      2,711,988      2,739,108 (3)    1,865,265         1,865,265       1,883,918 (3)
 65            5,755,655          3,456,221      3,456,221      3,456,221 (3)    2,396,803         2,396,803       2,396,803 (3)
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
   THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:        6% (4.43% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT (2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,232         10,632      1,000,000            9,980             9,380       1,000,000
  2               25,830             22,886         22,406      1,000,000           20,339            19,859       1,000,000
  3               39,721             34,926         34,566      1,000,000           31,067            30,707       1,000,000
  4               54,308             47,410         47,170      1,000,000           42,175            41,935       1,000,000
  5               69,623             60,381         60,261      1,000,000           53,663            53,543       1,000,000

  6               85,704             73,862         73,862      1,000,000           65,542            65,542       1,000,000
  7              102,589             87,869         87,869      1,000,000           77,806            77,806       1,000,000
  8              120,319            102,420        102,420      1,000,000           90,478            90,478       1,000,000
  9              138,935            117,543        117,543      1,000,000          103,554           103,554       1,000,000
 10              158,481            133,248        133,248      1,000,000          117,058           117,058       1,000,000

 11              179,006            149,589        149,589      1,000,000          130,982           130,982       1,000,000
 12              200,556            166,567        166,567      1,000,000          145,345           145,345       1,000,000
 13              223,184            184,209        184,209      1,000,000          160,171           160,171       1,000,000
 14              246,943            202,530        202,530      1,000,000          175,475           175,475       1,000,000
 15              271,890            221,553        221,553      1,000,000          191,258           191,258       1,000,000

 16              298,084            241,320        241,320      1,000,000          207,538           207,538       1,000,000
 17              325,589            261,831        261,831      1,000,000          224,298           224,298       1,000,000
 18              354,468            283,096        283,096      1,000,000          241,523           241,523       1,000,000
 19              384,791            305,161        305,161      1,000,000          259,210           259,210       1,000,000
 20              416,631            328,038        328,038      1,000,000          277,337           277,337       1,000,000

 25              601,361            455,706        455,706      1,000,000          374,631           374,631       1,000,000
 30              837,129            607,707        607,707      1,081,718 (3)      482,974           482,974       1,000,000
 35            1,138,036            781,696        781,696      1,235,080 (3)      602,430           602,430       1,000,000
 40            1,522,077            975,214        975,214      1,384,804 (3)      737,165           737,165       1,046,774 (3)
 45            2,012,222          1,185,093      1,185,093      1,552,472 (3)      873,884           873,884       1,144,788 (3)
 50            2,637,785          1,408,456      1,408,456      1,718,316 (3)    1,008,611         1,008,611       1,230,505 (3)
 55            3,436,179          1,644,401      1,644,401      1,907,505 (3)    1,137,833         1,137,833       1,319,886 (3)
 60            4,455,155          1,899,760      1,899,760      2,108,734 (3)    1,272,413         1,272,413       1,412,378 (3)
 65            5,755,655          2,262,145      2,262,145      2,352,631 (3)    1,415,829         1,415,829       1,472,462 (3)
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
   THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:      0% (-1.57% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT(2)          VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             10,574          9,974      1,000,000            9,362             8,762       1,000,000
  2               25,830             20,910         20,430      1,000,000           18,514            18,034       1,000,000
  3               39,721             30,955         30,595      1,000,000           27,433            27,073       1,000,000
  4               54,308             40,754         40,514      1,000,000           36,115            35,875       1,000,000
  5               69,623             50,332         50,212      1,000,000           44,545            44,425       1,000,000

  6               85,704             59,693         59,693      1,000,000           52,720            52,720       1,000,000
  7              102,589             68,833         68,833      1,000,000           60,619            60,619       1,000,000
  8              120,319             77,747         77,747      1,000,000           68,247            68,247       1,000,000
  9              138,935             86,441         86,441      1,000,000           75,583            75,583       1,000,000
 10              158,481             94,902         94,902      1,000,000           82,636            82,636       1,000,000

 11              179,006            103,144        103,144      1,000,000           89,374            89,374       1,000,000
 12              200,556            111,128        111,128      1,000,000           95,787            95,787       1,000,000
 13              223,184            118,852        118,852      1,000,000          101,866           101,866       1,000,000
 14              246,943            126,295        126,295      1,000,000          107,599           107,599       1,000,000
 15              271,890            133,451        133,451      1,000,000          112,960           112,960       1,000,000

 16              298,084            140,334        140,334      1,000,000          117,939           117,939       1,000,000
 17              325,589            146,901        146,901      1,000,000          122,484           122,484       1,000,000
 18              354,468            153,116        153,116      1,000,000          126,541           126,541       1,000,000
 19              384,791            158,979        158,979      1,000,000          130,073           130,073       1,000,000
 20              416,631            164,449        164,449      1,000,000          133,013           133,013       1,000,000

 25              601,361            184,725        184,725      1,000,000          136,983           136,983       1,000,000
 30              837,129            187,488        187,488      1,000,000          115,002           115,002       1,000,000
 35            1,138,036            161,198        161,198      1,000,000           45,616            45,616       1,000,000
 40            1,522,077             83,045         83,045      1,000,000                0                 0               0
 45                    0                  0              0              0                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:        0%  (-1.57% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):          $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                         ASSUMING GUARANTEED COSTS
END            ACCUMULATED        ----------------------------------------       -------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT (2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             10,574          9,974      1,000,000            9,362             8,762       1,000,000
  2               25,830             20,910         20,430      1,000,000           18,514            18,034       1,000,000
  3               39,721             30,955         30,595      1,000,000           27,433            27,073       1,000,000
  4               54,308             40,754         40,514      1,000,000           36,115            35,875       1,000,000
  5               69,623             50,332         50,212      1,000,000           44,545            44,425       1,000,000

  6               85,704             59,693         59,693      1,000,000           52,720            52,720       1,000,000
  7              102,589             68,833         68,833      1,000,000           60,619            60,619       1,000,000
  8              120,319             77,747         77,747      1,000,000           68,247            68,247       1,000,000
  9              138,935             86,441         86,441      1,000,000           75,583            75,583       1,000,000
 10              158,481             94,902         94,902      1,000,000           82,636            82,636       1,000,000

 11              179,006            103,144        103,144      1,000,000           89,374            89,374       1,000,000
 12              200,556            111,128        111,128      1,000,000           95,787            95,787       1,000,000
 13              223,184            118,852        118,852      1,000,000          101,866           101,866       1,000,000
 14              246,943            126,295        126,295      1,000,000          107,599           107,599       1,000,000
 15              271,890            133,451        133,451      1,000,000          112,960           112,960       1,000,000

 16              298,084            140,334        140,334      1,000,000          117,939           117,939       1,000,000
 17              325,589            146,901        146,901      1,000,000          122,484           122,484       1,000,000
 18              354,468            153,116        153,116      1,000,000          126,541           126,541       1,000,000
 19              384,791            158,979        158,979      1,000,000          130,073           130,073       1,000,000
 20              416,631            164,449        164,449      1,000,000          133,013           133,013       1,000,000

 25              601,361            184,725        184,725      1,000,000          136,983           136,983       1,000,000
 30              837,129            187,488        187,488      1,000,000          115,002           115,002       1,000,000
 35            1,138,036            161,198        161,198      1,000,000           45,616            54,616       1,000,000
 40            1,522,077             83,045         83,045      1,000,000                0                 0               0
 45                    0                  0              0              0                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

   THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT (2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,884         11,284      1,011,884           10,581             9,981       1,010,581
  2               25,830             24,924         24,444      1,024,924           22,181            21,701       1,022,181
  3               39,721             39,176         38,816      1,039,176           34,875            34,515       1,034,875
  4               54,308             54,810         54,570      1,054,810           48,768            48,528       1,048,768
  5               69,623             71,990         71,870      1,071,990           63,963            63,843       1,063,963

  6               85,704             90,879         90,879      1,090,879           80,584            80,584       1,080,584
  7              102,589            111,642        111,642      1,111,642           98,751            98,751       1,098,751
  8              120,319            134,467        134,467      1,134,467          118,623           118,623       1,118,623
  9              138,935            159,583        159,583      1,159,583          140,347           140,347       1,140,347
 10              158,481            187,232        187,232      1,187,232          164,142           164,142       1,164,142

 11              179,006            217,693        217,693      1,217,693          190,194           190,194       1,190,194
 12              200,556            251,212        251,212      1,251,212          218,721           218,721       1,218,721
 13              223,184            288,101        288,101      1,288,101          249,964           249,964       1,249,946
 14              246,943            328,687        328,687      1,328,687          284,190           284,190       1,284,190
 15              271,890            373,339        373,339      1,373,339          321,673           321,673       1,321,673

 16              298,084            422,488        422,488      1,422,488          362,737           362,737       1,362,737
 17              325,589            476,548        476,548      1,476,548          407,688           407,688       1,407,688
 18              354,468            535,987        535,987      1,535,987          456,864           456,864       1,456,864
 19              384,791            601,362        601,362      1,601,362          510,649           510,649       1,510,649
 20              416,631            673,241        673,241      1,673,241          569,439           569,439       1,569,439

 25              601,361          1,154,925      1,154,925      2,154,925          956,199           956,199       1,956,199
 30              837,129          1,925,035      1,925,035      2,925,035        1,557,704         1,557,704       2,557,704
 35            1,138,036          3,153,626      3,153,626      4,153,626        2,486,839         2,486,839       3,486,839
 40            1,522,077          5,111,847      5,111,847      6,111,847        3,916,015         3,916,015       4,916,015
 45            2,012,222          8,235,316      8,235,316      9,235,316        6,101,350         6,101,350       7,101,350
 50            2,637,785         13,223,549     13,223,549     14,223,549        9,460,416         9,460,416      10,460,416
 55            3,436,179         21,217,875     21,217,875     22,278,769 (3)   14,635,597        14,635,597      15,635,597
 60            4,455,155         34,099,224     34,099,224     35,099,224       22,747,472        22,747,472      23,747,472
 65            5,755,655         55,121,888     55,121,888     56,121,888       34,536,114        34,536,114      35,536,114
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
  THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                        ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
 END           ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT(2)          VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,884         11,284      1,011,884           10,581             9,981       1,010,581
  2               25,830             24,924         24,444      1,024,924           22,181            21,701       1,022,181
  3               39,721             39,176         38,816      1,039,176           34,875            34,515       1,034,875
  4               54,308             54,810         54,570      1,054,810           48,768            48,528       1,048,768
  5               69,623             71,990         71,870      1,071,990           63,963            63,843       1,063,963

  6               85,704             90,879         90,879      1,090,879           80,584            80,584       1,080,584
  7              102,589            111,642        111,642      1,111,642           98,751            98,751       1,098,751
  8              120,319            134,467        134,467      1,134,467          118,623           118,623       1,118,623
  9              138,935            159,583        159,583      1,159,583          140,347           140,347       1,140,347
 10              158,481            187,232        187,232      1,187,232          164,142           164,142       1,164,142

 11              179,006            217,693        217,693      1,217,693          190,194           190,194       1,190,194
 12              200,556            251,212        251,212      1,251,212          218,721           218,721       1,218,721
 13              223,184            288,101        288,101      1,288,101          249,964           249,964       1,249,964
 14              246,943            328,687        328,687      1,328,687          284,190           284,190       1,284,190
 15              271,890            373,339        373,339      1,373,339          321,673           321,673       1,321,673

 16              298,084            422,488        422,488      1,422,488          362,737           362,737       1,362,737
 17              325,589            476,548        476,548      1,476,548          407,688           407,688       1,407,688
 18              354,468            535,987        535,987      1,535,987          456,864           456,864       1,456,864
 19              384,791            601,362        601,362      1,601,362          510,649           510,649       1,510,649
 20              416,631            673,241        673,241      1,673,241          569,439           569,439       1,569,439

 25              601,361          1,153,156      1,153,156      2,352,438 (3)      956,199           956,199       1,956,199
 30              837,129          1,903,542      1,903,542      3,388,305 (3)    1,550,039         1,550,039       2,759,069 (3)
 35            1,138,036          3,056,878      3,056,878      4,829,867 (3)    2,429,884         2,429,884       3,839,217 (3)
 40            1,522,077          4,800,413      4,800,413      6,816,586 (3)    3,701,802         3,701,802       5,256,559 (3)
 45            2,012,222          7,391,817      7,391,817      9,683,280 (3)    5,480,985         5,480,985       7,180,090 (3)
 50            2,637,785         11,191,207     11,191,207     13,653,273 (3)    7,947,921         7,947,921       9,696,464 (3)
 55            3,436,179         16,716,957     16,716,957     19,391,670 (3)   11,315,793        11,315,793      13,126,320 (3)
 60            4,455,155         24,798,012     24,798,012     27,525,793 (3)   16,028,280        16,028,280      17,791,391 (3)
 65            5,755,655         38,043,579     38,043,579     39,565,322 (3)   22,518,295        22,518,295      23,518,295
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY


DEATH BENEFIT OPTION II; GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       6% (4.43% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):        $12,000


                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     --------------------------------------------    -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFITS(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               12,600             11,227         10,627      1,011,227            9,963             9,363       1,009,963
  2               25,830             22,870         22,390      1,022,870           20,286            19,806       1,020,286
  3               39,721             34,886         34,526      1,034,886           30,954            30,594       1,030,954
  4               54,308             47,332         47,092      1,047,332           41,972            41,732       1,041,972
  5               69,623             60,249         60,129      1,060,249           53,336            53,216       1,053,336

  6               85,704             73,656         73,656      1,073,656            65,050            65,050       1,065,050
  7              102,589             87,565         87,565      1,087,565           77,100            77,100       1,077,100
  8              120,319            101,989        101,989      1,101,989           89,501            89,501       1,089,501
  9              138,935            116,950        116,950      1,116,950          102,237           102,237       1,102,237
 10              158,481            132,451        132,451      1,132,451          115,324           115,324       1,115,324

 11              179,006            148,540        148,540      1,148,540          128,735           128,735       1,128,735
 12              200,556            165,203        165,203      1,165,203          142,473           142,473       1,142,473
 13              223,184            182,456        182,456      1,182,456          156,544           156,544       1,156,544
 14              246,943            200,297        200,297      1,200,297          170,945           170,945       1,170,945
 15              271,890            218,732        218,732      1,218,732          185,650           185,650       1,185,650

 16              298,084            237,788        237,788      1,237,788          200,652           200,652       1,200,652
 17              325,589            257,432        257,432      1,257,432          215,894           215,894       1,215,894
 18              354,468            277,641        277,641      1,277,641          231,315           231,315       1,231,315
 19              384,791            298,430        298,430      1,298,430          246,863           246,863       1,246,863
 20              416,631            319,765        319,765      1,319,765          262,451           262,451       1,262,451

 25              601,361            433,616        433,616      1,433,616          338,430           338,430       1,338,430
 30              837,129            552,741        552,741      1,552,741          400,033           400,033       1,400,033
 35            1,138,036            662,057        662,057      1,662,057          419,427           419,427       1,419,427
 40            1,522,077            733,419        733,419      1,733,419          348,473           348,473       1,348,473
 45            2,012,222            719,005        719,005      1,719,005          100,770           100,770       1,100,770
 50            2,637,785            537,640        537,640      1,537,640                0                 0               0
 55            3,436,179             67,926         67,926      1,067,926                0                 0               0
 60                    0                 0               0              0                0                 0               0
 65                    0                 0               0              0                0                 0               0

-----------
(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                          ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                   ANNUAL RATE OF RETURN:           6% (4.43% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                            ASSUMED ANNUAL PREMIUM (1):            $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT(2)          VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    ----------          --------          --------      ----------
  1               12,600             11,227         10,627      1,011,227            9,963             9,363       1,009,963
  2               25,830             22,870         22,390      1,022,870           20,286            19,806       1,020,286
  3               39,721             34,886         34,526      1,034,886           30,954            30,594       1,030,954
  4               54,308             47,332         47,092      1,047,332           41,972            41,732       1,041,972
  5               69,623             60,249         60,129      1,060,249           53,336            53,216       1,053,336

  6               85,704             73,656         73,656      1,073,656           65,050            65,050       1,065,050
  7              102,589             87,565         87,565      1,087,565           77,100            77,100       1,077,100
  8              120,319            101,989        101,989      1,101,989           89,501            89,501       1,089,501
  9              138,935            116,950        116,950      1,116,950          102,237           102,237       1,102,237
 10              158,481            132,451        132,451      1,132,451          115,324           115,324       1,115,324

 11              179,006            148,540        148,540      1,148,540          128,735           128,735       1,128,735
 12              200,556            165,203        165,203      1,165,203          142,473           142,473       1,142,473
 13              223,184            182,456        182,456      1,182,456          156,544           156,544       1,156,544
 14              246,943            200,297        200,297      1,200,297          170,945           170,945       1,170,945
 15              271,890            218,732        218,732      1,218,732          185,650           185,650       1,185,650

 16              298,084            237,788        237,788      1,237,788          200,652           200,652       1,200,652
 17              325,589            257,432        257,432      1,257,432          215,894           215,894       1,215,894
 18              354,468            277,641        277,641      1,277,641          231,315           231,315       1,231,315
 19              384,791            298,430        298,430      1,298,430          246,863           246,863       1,246,863
 20              416,631            319,765        319,765      1,319,765          262,451           262,451       1,262,451

 25              601,361            433,616        433,616      1,433,616          338,430           338,430       1,338,430
 30              837,129            552,741        552,741      1,552,741          400,033           400,033       1,400,033
 35            1,138,036            662,057        662,057      1,662,057          419,427           419,427       1,419,427
 40            1,522,077            733,419        733,419      1,733,419          348,473           348,473       1,348,473
 45            2,012,222            719,005        719,005      1,719,005          100,770           100,770       1,100,770
 50            2,637,785            537,640        537,640      1,537,640                0                 0               0
 55            3,436,179             67,925         67,925      1,067,925                0                 0               0
 60                    0                 0               0              0                0                 0               0
 65                    0                 0               0              0                0                 0               0

-----------
(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       0% (-1.57% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $12,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH         DEATH          ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------     ----------         --------          --------      ----------
  1               12,600             10,570          9,970      1,010,570            9,346             8,746       1,009,346
  2               25,830             20,895         20,415      1,020,895           18,466            17,986       1,018,466
  3               39,721             30,920         30,560      1,030,920           27,334            26,974       1,027,334
  4               54,308             40,689         40,449      1,040,689           35,945            35,705       1,035,945
  5               69,623             50,225         50,105      1,050,225           44,283            44,163       1,044,283

  6               85,704             59,533         59,533      1,059,533           52,341            52,341       1,052,341
  7              102,589             68,606         68,606      1,068,606           60,095            60,095       1,060,095
  8              120,319             77,437         77,437      1,077,437           67,550            67,550       1,067,550
  9              138,935             86,032         86,032      1,086,032           74,681            74,681       1,074,681
 10              158,481             94,373         94,373      1,094,373           81,493            81,493       1,081,493

 11              179,006            102,474        102,474      1,102,474           87,951            87,951       1,087,951
 12              200,556            110,291        110,291      1,110,291           94,041            94,041       1,094,041
 13              223,184            117,817        117,817      1,117,817           99,749            99,749       1,099,749
 14              246,943            125,027        125,027      1,125,027          105,062           105,062       1,105,062
 15              271,890            131,908        131,908      1,131,908          109,946           109,946       1,109,946

 16              298,084            138,474        138,474      1,138,474          114,388           114,388       1,114,388
 17              325,589            144,671        144,671      1,144,671          118,327           118,327       1,118,327
 18              354,468            150,454        150,454      1,150,454          121,700           121,700       1,121,700
 19              384,791            155,819        155,819      1,155,819          124,458           124,458       1,124,458
 20              416,631            160,713        160,713      1,160,713          126,521           126,521       1,126,521

 25              601,361            176,578        176,578      1,176,578          124,405           124,405       1,124,405
 30              837,129            171,005        171,005      1,171,005           93,342            93,342       1,093,342
 35            1,138,036            131,201        131,201      1,131,201           14,605            14,605       1,014,605
 40            1,522,077             37,393         37,393      1,037,393                0                 0               0
 45                    0                  0              0              0                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

       CHUBB HERITAGE I FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                        ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       0% (-1.57% NET)
$1,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):         $12,000

                 PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
 END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION        CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT(2)          VALUE(2)         VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------         --------      ----------
  1               12,600             10,570          9,970      1,010,570            9,346             8,746       1,009,346
  2               25,830             20,895         20,415      1,020,895           18,466            17,986       1,018,466
  3               39,721             30,920         30,560      1,030,920           27,334            26,974       1,027,334
  4               54,308             40,689         40,449      1,040,689           35,945            35,705       1,035,945
  5               69,623             50,225         50,105      1,050,225           44,283            44,163       1,044,283

  6               85,704             59,533         59,533      1,059,533           52,341            52,341       1,052,341
  7              102,589             68,606         68,606      1,068,606           60,095            60,095       1,060,095
  8              120,319             77,437         77,437      1,077,437           67,550            67,550       1,067,550
  9              138,935             86,032         86,032      1,086,032           74.681            74,681       1,074,681
 10              158,481             94,373         94,373      1,094,373           81,493            81,493       1,081,493

 11              179,006            102,474        102,474      1,102,474           87,951            87,951       1,087,951
 12              200,556            110,291        110,291      1,110,291           94,041            94,041       1,094,041
 13              223,184            117,817        117,817      1,117,817           99,749            99,749       1,099,749
 14              246,943            125,027        125,027      1,125,027          105,062           105,062       1,105,062
 15              271,890            131,908        131,908      1,131,908          109,946           109,946       1,109,946

 16              298,084            138,474        138,474      1,138,474          114,388           114,388       1,114,388
 17              325,589            144,671        144,671      1,144,671          118,327           118,327       1,118,327
 18              354,468            150,454        150,454      1,150,454          121,700           121,700       1,121,700
 19              384,791            155,819        155,819      1,155,819          124,458           124,458       1,124,458
 20              416,631            160,713        160,713      1,160,713          126,521           126,521       1,126,521

 25              601,361            176,578        176,578      1,176,578          124,405           124,405       1,124,405
 30              837,129            171,005        171,005      1,171,005           93,342            93,342       1,093,342
 35            1,138,036            131,201        131,201      1,131,201           14,605            14,605       1,014,605
 40            1,522,077             37,393         37,393      1,037,393                0                 0               0
 45                    0                  0              0              0                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $12,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 35                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             16,473         15,673      2,000,000           16,469            15,669       2,000,000
  2               34,440             34,658         34,018      2,000,000           34,640            34,000       2,000,000
  3               52,962             54,731         54,251      2,000,000           54,688            54,208       2,000,000
  4               72,410             76,888         76,568      2,000,000           76,804            76,484       2,000,000
  5               92,831            101,346        101,186      2,000,000          101,200           101,040       2,000,000

  6              114,272            128,340        128,340      2,000,000          128,109           128,109       2,000,000
  7              136,786            158,134        158,134      2,000,000          157,788           157,788       2,000,000
  8              160,425            191,044        191,044      2,000,000          190,544           190,544       2,000,000
  9              185,246            227,417        227,417      2,000,000          226,720           226,720       2,000,000
 10              211,309            267,617        267,617      2,000,000          266,671           266,671       2,000,000

 11              238,674            312,047        321,047      2,000,000          310,789           310,789       2,000,000
 12              267,408            361,151        361,151      2,000,000          359,508           359,508       2,000,000
 13              297,578            415,418        415,418      2,000,000          413,305           413,305       2,000,000
 14              329,257            475,393        475,393      2,000,000          472,708           472,708       2,000,000
 15              362,520            541,675        541,675      2,000,000          538,301           538,301       2,000,000

 16              397,446            614,927        614,927      2,000,000          610,731           610,731       2,000,000
 17              434,118            695,884        695,884      2,000,000          690,714           690,714       2,000,000
 18              472,624            785,361        785,361      2,000,000          779,048           779,048       2,000,000
 19              513,055            884,260        884,260      2,000,000          876,617           876,617       2,000,000
 20              555,508            993,584        993,584      2,000,000          984,410           984,410       2,000,000

 25              801,815          1,739,992      1,739,992      2,331,589 (3)    1,719,966         1,719,966       2,304,754 (3)
 30            1,116,173          2,970,855      2,970,855      3,624,443 (3)    2,929,025         2,929,025       3,573,411 (3)
 35            1,517,381          4,993,425      4,993,425      5,792,373 (3)    4,901,565         4,901,565       5,685,815 (3)
 40            2,029,436          8,313,895      8,313,895      8,895,868 (3)    8,117,110         8,117,110       8,685,308 (3)
 45            2,682,963         13,772,855     13,772,855     14,461,498 (3)   13,381,804        13,381,804      14,050,894 (3)
 50            3,517,046         22,609,479     22,609,479     23,739,953 (3)   21,785,629        21,785,629      22,874,910 (3)
 55            4,581,572         36,699,450     36,699,450     38,534,423 (3)   34,882,959        34,882,959      36,627,107 (3)
 60            5,940,206         59,721,351     59,721,351     60,318,565 (3)   56,073,587        56,073,587      56,634,323 (3)
 65            7,674,207         98,881,578     98,881,578     98,881,578 (3)   92,848,050        92,848,050      92,848,050 (3)
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)    BENEFIT(2)          VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    ----------          --------          --------      ----------
  1               16,800             16,473         15,673      2,000,000           16,469            15,669       2,000,000
  2               34,440             34,658         34,018      2,000,000           34,640            34,000       2,000,000
  3               52,962             54,731         54,251      2,000,000           54,688            54,208       2,000,000
  4               72,410             76,888         76,568      2,000,000           76,804            76,484       2,000,000
  5               92,831            101,346        101,186      2,000,000          101,200           101,040       2,000,000

  6              114,272            128,340        128,340      2,000,000          128,109           128,109       2,000,000
  7              136,786            158,134        158,134      2,000,000          157,788           157,788       2,000,000
  8              160,425            191,044        191,044      2,000,000          190,544           190,544       2,000,000
  9              185,246            227,417        227,417      2,000,000          226,720           226,720       2,000,000
 10              211,309            267,617        267,617      2,000,000          266,671           266,671       2,000,000

 11              238,674            312,047        321,047      2,000,000          310,789           310,789       2,000,000
 12              267,408            361,151        361,151      2,000,000          359,508           359,508       2,000,000
 13              297,578            415,418        415,418      2,000,000          413,305           413,305       2,000,000
 14              329,257            475,393        475,393      2,000,000          472,708           472,708       2,000,000
 15              362,520            541,675        541,675      2,000,000          538,301           538,301       2,000,000

 16              397,446            614,922        614,922      2,096,884 (3)      610,723           610,723       2,082,565 (3)
 17              434,118            695,831        695,831      2,282,326 (3)      690,607           690,607       2,265,191 (3)
 18              472,624            785,177        785,177      2,481,159 (3)      778,655           778,655       2,460,550 (3)
 19              513,055            883,816        883,816      2,695,639 (3)      875,653           875,653       2,670,742 (3)
 20              555,508            992,696        992,696      2,908,599 (3)      982,473           982,473       2,878,646 (3)

 25              801,815          1,730,519      1,730,519      4,222,466 (3)    1,699,234         1,699,234       4,146,131 (3)
 30            1,116,173          2,927,639      2,927,639      6,001,660 (3)    2,836,290         2,836,290       5,814,395 (3)
 35            1,517,381          4,843,476      4,843,476      8,476,083 (3)    4,589,733         4,589,733       8,032,033 (3)
 40            2,029,436          7,853,035      7,853,035     11,936,613 (3)    7,205,453         7,205,453      10,952,289 (3)
 45            2,682,963         12,449,228     12,449,228     16,930,950 (3)   10,934,736        10,934,736      14,871,241 (3)
 50            3,517,046         19,253,818     19,253,818     24,067,273 (3)   16,078,362        16,078,362      20,097,953 (3)
 55            4,581,572         29,246,484     29,246,484     34,218,386 (3)   23,095,161        23,095,161      27,021,338 (3)
 60            5,940,206         44,283,787     44,283,787     49,155,004 (3)   32,812,245        32,812,245      36,421,592 (3)
 65            7,674,207         68,888,970     68,888,970     71,644,529 (3)   46,428,308        46,428,308      48,285,440 (3)
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:       6% (4.43% NET)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH         DEATH           ACCUMULATION        CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)          VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------     ----------          --------          --------      ----------
  1               16,800             15,578         14,778      2,000,000           15,574            14,774       2,000,000
  2               34,440             31,840         31,200      2,000,000           31,823            31,183       2,000,000
  3               52,962             48,814         48,334      2,000,000           48,774            48,294       2,000,000
  4               72,410             66,532         66,212      2,000,000           66,453            66,133       2,000,000
  5               92,831             85,023         84,863      2,000,000           84,890            84,873       2,000,000

  6              114,272            104,320        104,320      2,000,000          104,113           104,113       2,000,000
  7              136,786            124,456        124,456      2,000,000          124,149           124,149       2,000,000
  8              160,425            145,466        145,466      2,000,000          145,030           145,030       2,000,000
  9              185,246            167,390        167,390      2,000,000          166,791           166,791       2,000,000
 10              211,309            190,295        190,295      2,000,000          189,491           189,491       2,000,000

 11              238,674            214,221        214,221      2,000,000          213,164           213,164       2,000,000
 12              267,408            239,209        239,209      2,000,000          237,844           237,844       2,000,000
 13              297,578            265,303        265,303      2,000,000          263,564           263,564       2,000,000
 14              329,257            292,546        292,546      2,000,000          290,354           290,354       2,000,000
 15              362,520            320,983        320,983      2,000,000          318,246           318,246       2,000,000

 16              397,446            350,659        350,659      2,000,000          347,270           347,270       2,000,000
 17              434,118            381,620        381,620      2,000,000          377,453           377,453       2,000,000
 18              472,624            413,914        413,914      2,000,000          408,823           408,823       2,000,000
 19              513,055            447,588        447,588      2,000,000          441,402           441,402       2,000,000
 20              555,508            482,689        482,689      2,000,000          475,215           475,215       2,000,000

 25              801,815            681,368        681,368      2,000,000          663,443           663,443       2,000,000
 30            1,116,173            923,291        923,291      2,000,000          884,280           884,280       2,000,000
 35            1,517,381          1,214,945      1,214,945      2,000,000        1,135,296         1,135,296       2,000,000
 40            2,029,436          1,568,431      1,568,431      2,000,000        1,418,024         1,418,024       2,000,000
 45            2,682,963          2,018,818      2,018,818      2,119,759 (3)    1,756,557         1,756,557       2,000,000
 50            3,517,046          2,579,752      2,579,752      2,708,740 (3)    2,226,128         2,226,128       2,337,434 (3)
 55            4,581,572          3,242,659      3,242,659      3,404,792 (3)    2,772,023         2,772,023       2,910,624 (3)
 60            5,940,206          4,069,400      4,069,400      4,110,094 (3)    3,449,339         3,449,339       3,483,832 (3)
 65            7,674,207          5,175,815      5,175,815      5,175,815 (3)    4,399,996         4,399,996       4,399,996 (3)
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:       6% (4.43% NET)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH         DEATH          ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------     ----------         --------          --------      ----------
  1               16,800             15,578         14,778      2,000,000           15,574            14,774       2,000,000
  2               34,440             31,840         31,200      2,000,000           31,823            31,183       2,000,000
  3               52,962             48,814         48,334      2,000,000           48,774            48,294       2,000,000
  4               72,410             66,532         66,212      2,000,000           66,453            66,133       2,000,000
  5               92,831             85,023         84,863      2,000,000           84,890            84,730       2,000,000

  6              114,272            104,320        104,320      2,000,000          104,113           104,113       2,000,000
  7              136,786            124,456        124,456      2,000,000          124,149           124,149       2,000,000
  8              160,425            145,466        145,466      2,000,000          145,030           145,030       2,000,000
  9              185,246            167,390        167,390      2,000,000          166,791           166,791       2,000,000
 10              211,309            190,295        190,295      2,000,000          189,491           189,491       2,000,000

 11              238,674            214,221        214,221      2,000,000          213,164           213,164       2,000,000
 12              267,408            239,209        239,209      2,000,000          237,844           237,844       2,000,000
 13              297,578            265,303        265,303      2,000,000          263,564           263,564       2,000,000
 14              329,257            292,546        292,546      2,000,000          290,354           290,354       2,000,000
 15              362,520            320,983        320,983      2,000,000          318,246           318,246       2,000,000

 16              397,446            350,659        350.659      2,000,000          347,270           347,270       2,000,000
 17              434,118            381,620        381,620      2,000,000          377,453           377,453       2,000,000
 18              472,624            413,914        413,914      2,000,000          408,823           408,823       2,000,000
 19              513,055            447,588        447,588      2,000,000          441,402           441,402       2,000,000
 20              555,508            482,689        482,689      2,000,000          475,215           475,215       2,000,000

 25              801,815            681,368        681,368      2,000,000          663,443           663,443       2,000,000
 30            1,116,173            923,291        923,291      2,000,000          884,280           884,280       2,000,000
 35            1,517,381          1,214,945      1,214,945      2,124,778 (3)    1,135,296         1,135,296       2,000,000
 40            2,029,436          1,553,039      1,553,039      2,360,619 (3)    1,410,685         1,410,685       2,144,241 (3)
 45            2,682,963          1,929,545      1,929,545      2,624,181 (3)    1,685,049         1,685,049       2,291,667 (3)
 50            3,517,046          2,326,957      2,326,957      2,908,696 (3)    1,941,947         1,941,947       2,427,434 (3)
 55            4,581,572          2,745,442      2,745,442      3,212,167 (3)    2,179,698         2,179,698       2,550,247 (3)
 60            5,940,206          3,218,536      3,218,536      3,572,575 (3)    2,414,268         2,414,268       2,679,837 (3)
 65            7,674,207          3,864,822      3,864,822      4,019,415 (3)    2,658,873         2,658,873       2,765,228 (3)
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".
THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; GUIDELINE PREMIUM TEST                               ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:        0% (-1.57% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             14,683         13,883      2,000,000           14,679            13,879       2,000,000
  2               34,440             29,129         28,489      2,000,000           29,113            28,473       2,000,000
  3               52,962             43,341         42,861      2,000,000           43,302            42,822       2,000,000
  4               72,410             57,321         57,001      2,000,000           57,248            56,928       2,000,000
  5               92,831             71,070         70,910      2,000,000           70,949            70,789       2,000,000

  6              114,272             84,590         84,590      2,000,000           84,404            84,404       2,000,000
  7              136,786             97,883         97,883      2,000,000           97,611            97,611       2,000,000
  8              160,425            110,947        110,947      2,000,000          110,567           110,567       2,000,000
  9              185,246            123,786        123,786      2,000,000          123,268           123,268       2,000,000
 10              211,309            136,396        136,396      2,000,000          135,711           135,711       2,000,000

 11              238,674            148,780        148,780      2,000,000          147,890           147,890       2,000,000
 12              267,408            160,944        160,944      2,000,000          159,805           159,805       2,000,000
 13              297,578            172,893        172,893      2,000,000          171,453           171,453       2,000,000
 14              329,257            184,622        184,622      2,000,000          182,820           182,820       2,000,000
 15              362,520            196,124        196,124      2,000,000          193,889           193,889       2,000,000

 16              397,446            207,392        207,392      2,000,000          204,637           204,637       2,000,000
 17              434,118            218,415        218,415      2,000,000          215,040           215,040       2,000,000
 18              472,624            229,181        229,181      2,000,000          225,068           225,068       2,000,000
 19              513,055            239,675        239,675      2,000,000          234,685           234,685       2,000,000
 20              555,508            249,880        249,880      2,000,000          243,850           243,850       2,000,000

 25              801,815            295,726        295,726      2,000,000          280,989           280,989       2,000,000
 30            1,116,173            328,950        328,950      2,000,000          294,995           294,995       2,000,000
 35            1,517,381            337,708        337,708      2,000,000          259,825           259,825       2,000,000
 40            2,029,436            295,464        295,464      2,000,000          118,963           118,963       2,000,000
 45            2,682,963            134,309        134,309      2,000,000                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION I; CASH VALUE ACCUMULATION TEST                         ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:        0% (-1.57% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             14,683         13,883      2,000,000           14,679            13,879       2,000,000
  2               34,440             29,129         28,489      2,000,000           29,113            28,473       2,000,000
  3               52,962             43,341         42,861      2,000,000           43,302            42,822       2,000,000
  4               72,410             57,321         57,001      2,000,000           57,248            56,928       2,000,000
  5               92,831             71,070         70,910      2,000,000           70,949            70,789       2,000,000

  6              114,272             84,590         84,590      2,000,000           84,404            84,404       2,000,000
  7              136,786             97,883         97,883      2,000,000           97,611            97,611       2,000,000
  8              160,425            110,947        110,947      2,000,000          110,567           110,567       2,000,000
  9              185,246            123,786        123,786      2,000,000          123,268           123,268       2,000,000
 10              211,309            136,396        136,396      2,000,000          135,711           135,711       2,000,000

 11              238,674            148,780        148,780      2,000,000          147,890           147,890       2,000,000
 12              267,408            160,944        160,944      2,000,000          159,805           159,805       2,000,000
 13              297,578            172,893        172,893      2,000,000          171,453           171,453       2,000,000
 14              329,257            184,622        184,622      2,000,000          182,820           182,820       2,000,000
 15              362,520            196,124        196,124      2,000,000          193,889           193,889       2,000,000

 16              397,446            207,392        207,392      2,000,000          204,637           204,637       2,000,000
 17              434,118            218,415        218,415      2,000,000          215,040           215,040       2,000,000
 18              472,624            229,181        229,181      2,000,000          225,068           225,068       2,000,000
 19              513,055            239,675        239,675      2,000,000          234,685           234,685       2,000,000
 20              555,508            249,880        249,880      2,000,000          243,850           243,850       2,000,000

 25              801,815            295,726        295,726      2,000,000          280,989           280,989       2,000,000
 30            1,116,173            328,950        328,950      2,000,000          294,995           294,995       2,000,000
 35            1,517,381            337,708        337,708      2,000,000          259,825           259,825       2,000,000
 40            2,029,436            295,464        295,464      2,000,000          118,963           118,963       2,000,000
 45            2,682,963            134,309        134,309      2,000,000                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             16,473         15,673      2,016,473           16,469            15,669       2,016,469
  2               34,440             34,658         34,018      2,034,658           34,640            34,000       2,034,640
  3               52,962             54,730         54,250      2,054,730           54,686            54,206       2,054,686
  4               72,410             76,887         76,567      2,076,887           76,800            76,480       2,076,800
  5               92,831            101,342        101,182      2,101,342          101,191           101,031       2,101,191

  6              114,272            128,333        128,333      2,128,333          128,092           128,092       2,128,092
  7              136,786            158,121        158,121      2,158,121          157,756           157,756       2,157,756
  8              160,425            191,020        191,020      2,191,020          190,489           190,489       2,190,489
  9              185,246            227,378        227,378      2,227,378          226,628           226,628       2,226,628
 10              211,309            267,555        267,555      2,267,555          266,525           266,525       2,266,525

 11              238,674            311,951        311,951      2,311,951          310,564           310,564       2,310,564
 12              267,408            361,006        361,006      2,361,006          359,169           359,169       2,359,169
 13              297,578            415,203        415,203      2,415,203          412,804           412,804       2,412,804
 14              329,257            475,079        475,079      2,475,079          471,978           471,978       2,471,978
 15              362,520            541,222        541,222      2,541,222          537,252           537,252       2,537,252

 16              397,446            614,281        614,281      2,614,281          609,237           609,237       2,609,237
 17              434,118            694,971        694,971      2,694,971          688,608           688,608       2,688,608
 18              472,624            784,081        784,081      2,784,081          776,103           776,103       2,776,103
 19              513,055            882,478        882,478      2,882,478          872,528           872,528       2,872,528
 20              555,508            991,118        991,118      2,991,118          978,770           978,770       2,978,770

 25              801,815          1,728,773      1,728,773      3,728,773        1,694,666         1,694,666       3,694,666
 30            1,116,173          2,934,024      2,934,024      4,934,024        2,847,055         2,847,055       4,847,055
 35            1,517,381          4,892,595      4,892,595      6,892,595        4,680,476         4,680,476       6,680,476
 40            2,029,436          8,055,160      8,055,160     10,055,160        7,563,957         7,563,957       9,563,957
 45            2,682,963         13,118,305     13,118,305     15,118,305       12,034,416        12,034,416      14,034,416
 50            3,517,046         21,165,673     21,165,673     23,165,673       18,919,143        18,919,143      20,919,143
 55            4,581,572         33,982,866     33,982,866     35,982,866       29,536,050        29,536,050      31,536,050
 60            5,940,206         54,607,230     54,607,230     56,607,230       46,013,703        46,013,703      48,013,703
 65            7,674,207         88,144,085     88,144,085     90,144,085       69,962,597        69,962,597      71,962,597
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                        ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:       12% (10.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             16,473         15,673      2,016,473           16,469            15,669       2,016,469
  2               34,440             34,658         34,018      2,034,658           34,640            34,000       2,034,640
  3               52,962             54,730         54,250      2,054,730           54,686            54,206       2,054,686
  4               72,410             76,887         76,567      2,076,887           76,800            76,480       2,076,800
  5               92,831            101,342        101,182      2,101,342          101,191           101,031       2,101,191

  6              114,272            128,333        128,333      2,128,333          128,092           128,092       2,128,092
  7              136,786            158,121        158,121      2,158,121          157,756           157,756       2,157,756
  8              160,425            191,020        191,020      2,191,020          190,489           190,489       2,190,489
  9              185,246            227,378        227,378      2,227,378          226,628           226,628       2,226,628
 10              211,309            267,555        267,555      2,267,555          266,525           266,525       2,266,525

 11              238,674            311,951        311,951      2,311,951          310,564           310,564       2,310,564
 12              267,408            361,006        361,006      2,361,006          359,169           359,169       2,359,169
 13              297,578            415,203        415,203      2,415,203          412,804           412,804       2,412,804
 14              329,257            475,079        475,079      2,475,079          471,978           471,978       2,471,978
 15              362,520            541,222        541,222      2,541,222          537,252           537,252       2,537,252

 16              397,446            614,281        614,281      2,614,281          609,237           609,237       2,609,237
 17              434,118            694,971        694,971      2,694,971          688,608           688,608       2,688,608
 18              472,624            784,081        784,081      2,784,081          776,103           776,103       2,776,103
 19              513,055            882,478        882,478      2,882,478          872,528           872,528       2,872,528
 20              555,508            991,118        991,118      2,991,118          978,770           978,770       2,978,770

 25              801,815          1,727,838      1,727,838      4,215,925 (3)    1,692,926         1,692,926       4,130,739 (3)
 30            1,116,173          2,923,257      2,923,257      5,992,677 (3)    2,826,126         2,826,126       5,793,558 (3)
 35            1,517,381          4,836,375      4,836,375      8,463,656 (3)    4,573,637         4,573,637       8,003,865 (3)
 40            2,029,436          7,841,666      7,841,666     11,919,332 (3)    7,180,521         7,180,521      10,914,392 (3)
 45            2,682,963         12,431,345     12,431,345     16,906,629 (3)   10,897,228        10,897,228      14,820,230 (3)
 50            3,517,046         19,226,299     19,226,299     24,032,874 (3)   16,023,531        16,023,531      20,029,414 (3)
 55            4,581,572         29,204,819     29,204,819     34,169,638 (3)   23,016,718        23,016,718      26,929,560 (3)
 60            5,940,206         44,220,836     44,220,836     49,085,128 (3)   32,701,113        32,701,113      36,298,235 (3)
 65            7,674,207         68,791,182     68,791,182     71,542,829 (3)   46,047,005        46,047,005      48,047,005
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.
(3) Increase is due to adjustment by the corridor percentage. See "Death Benefits".

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II: GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:     6% (4.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
 END           ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             15,578         14,778      2,015,578           15,574            14,774       2,015,574
  2               34,440             31,840         31,200      2,031,840           31,823            31,183       2,031,823
  3               52,962             48,814         48,334      2,048,814           48,772            48,292       2,048,772
  4               72,410             66,530         66,210      2,066,530           66,450            66,130       2,066,450
  5               92,831             85,020         84,860      2,085,020           84,883            84,723       2,084,883

  6              114,272            104,314        104,314      2,104,314          104,099           104,099       2,104,099
  7              136,786            124,446        124,446      2,124,446          124,125           124,125       2,124,125
  8              160,425            145,448        145,448      2,145,448          144,989           144,989       2,144,989
  9              185,246            167,363        167,363      2,167,363          166,726           166,726       2,166,726
 10              211,309            190,253        190,253      2,190,253          189,392           189,392       2,189,392

 11              238,674            214,158        214,158      2,214,158          213,017           213,017       2,213,017
 12              267,408            239,118        239,118      2,239,118          237,631           237,631       2,237,631
 13              297,578            265,172        265,172      2,265,172          263,260           263,260       2,263,260
 14              329,257            292,363        292,363      2,292,363          289,928           289,928       2,289,928
 15              362,520            320,729        320,729      2,320,729          317,658           317,658       2,317,658

 16              397,446            350,311        350,311      2,350,311          346,465           346,465       2,346,465
 17              434,118            381,147        381,147      2,381,147          376,363           376,363       2,376,363
 18              472,624            413,277        413,277      2,413,277          407,360           407,360       2,407,360
 19              513,055            446,735        446,735      2,446,735          439,453           439,453       2,439,453
 20              555,508            481,557        481,557      2,481,557          472,637           472,637       2,472,637

 25              801,815            677,090        677,090      2,677,090          653,924           653,924       2,653,924
 30            1,116,173            908,661        908,661      2,908,661          852,846           852,846       2,852,846
 35            1,517,381          1,167,582      1,167,582      3,167,582        1,037,732         1,037,732       3,037,732
 40            2,029,436          1,423,356      1,423,356      3,423,356        1,137,238         1,137,238       3,137,238
 45            2,682,963          1,593,526      1,593,526      3,593,526          995,684           995,684       2,995,684
 50            3,517,046          1,510,956      1,510,956      3,510,956          359,382           359,382       2,359,382
 55            4,581,572            951,419        951,419      2,951,419                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                        ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:     6% (4.43% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             15,578         14,778      2,015,578           15,574            14,774       2,015,574
  2               34,440             31,840         31,200      2,031,840           31,823            31,183       2,031,823
  3               52,962             48,814         48,334      2,048,814           48,772            48,292       2,048,772
  4               72,410             66,530         66,210      2,066,530           66,450            66,130       2,066,450
  5               92,831             85,020         84,860      2,085,020           84,883            84,723       2,084,883

  6              114,272            104,314        104,314      2,104,314          104,099           104,099       2,104,099
  7              136,786            124,446        124,446      2,124,446          124,125           124,125       2,124,125
  8              160,425            145,448        145,448      2,145,448          144,989           144,989       2,144,989
  9              185,246            167,363        167,363      2,167,363          166,726           166,726       2,166,726
 10              211,309            190,253        190,253      2,190,253          189,392           189,392       2,189,392

 11              238,674            214,158        214,158      2,214,158          213,017           213,017       2,213,017
 12              267,408            239,118        239,118      2,239,118          237,631           237,631       2,237,631
 13              297,578            265,172        265,172      2,265,172          263,260           263,260       2,263,260
 14              329,257            292,363        292,363      2,292,363          289,928           289,928       2,289,928
 15              362,520            320,729        320,729      2,320,729          317,658           317,658       2,317,658

 16              397,446            350,311        350,311      2,350,311          346,465           346,465       2,346,465
 17              434,118            381,147        381,147      2,381,147          376,363           376,363       2,376,363
 18              472,624            413,277        413,277      2,413,277          407,360           407,360       2,407,360
 19              513,055            446,735        446,735      2,446,735          439,453           439,453       2,439,453
 20              555,508            481,557        481,557      2,481,557          472,637           472,637       2,472,637

 25              801,815            677,090        677,090      2,677,090          653,924           653,924       2,653,924
 30            1,116,173            908,661        908,661      2,908,661          852,846           852,846       2,852,846
 35            1,517,381          1,167,582      1,167,582      3,167,582        1,037,732         1,037,732       3,037,732
 40            2,029,436          1,423,356      1,423,356      3,423,356        1,137,238         1,137,238       3,137,238
 45            2,682,963          1,593,526      1,593,526      3,593,526          995,684           995,684       2,995,684
 50            3,517,046          1,510,956      1,510,956      3,510,956          359,382           359,382       2,359,382
 55            4,581,572            951,419        951,419      2,951,419                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; GUIDELINE PREMIUM TEST                              ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:     0% (-1.57% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             14,683         13,883      2,014,683           14,679            13,879       2,014,679
  2               34,440             29,129         28,489      2,029,129           29,113            28,473       2,029,113
  3               52,962             43,340         42,860      2,043,340           43,301            42,821       2,043,301
  4               72,410             57,319         56,999      2,057,319           57,245            56,925       2,057,245
  5               92,831             71,067         70,907      2,071,067           70,943            70,783       2,070,943

  6              114,272             84,586         84,586      2,084,586           84,393            84,393       2,084,393
  7              136,786             97,875         97,875      2,097,875           97,592            97,592       2,097,592
  8              160,425            110,935        110,935      2,110,935          110,537           110,537       2,110,537
  9              185,246            123,766        123,766      2,123,766          123,223           123,223       2,123,223
 10              211,309            136,368        136,368      2,136,368          135,644           135,644       2,135,644

 11              238,674            148,738        148,738      2,148,738          147,793           147,793       2,147,793
 12              267,408            160,886        160,886      2,160,886          159,670           159,670       2,159,670
 13              297,578            172,813        172,813      2,172,813          171,267           171,267       2,171,267
 14              329,257            184,514        184,514      2,184,514          182,569           182,569       2,182,569
 15              362,520            195,979        195,979      2,195,979          193,555           193,555       2,193,555

 16              397,446            207,201        207,201      2,207,201          204,196           204,196       2,204,196
 17              434,118            218,163        218,163      2,218,163          214,464           214,464       2,214,464
 18              472,624            228,855        228,855      2,228,855          224,323           224,323       2,224,323
 19              513,055            239,254        239,254      2,239,254          233,727           233,727       2,233,727
 20              555,508            249,341        249,341      2,249,341          242,629           242,629       2,242,629

 25              801,815            294,027        294,027      2,294,027          277,263           277,263       2,277,263
 30            1,116,173            324,151        324,151      2,324,151          285,044           285,044       2,285,044
 35            1,517,381            325,171        325,171      2,325,171          236,238           236,238       2,236,238
 40            2,029,436            266,337        266,237      2,266,337           75,451            75,451       2,075,451
 45            2,682,963             80,210         80,210      2,080,210                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA

                   CHUBB HERITAGE II JOINT AND LAST SURVIVOR
                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

DEATH BENEFIT OPTION II; CASH VALUE ACCUMULATION TEST                        ASSUMED HYPOTHETICAL GROSS
MALE NON-SMOKER ISSUE AGE 40                                                 ANNUAL RATE OF RETURN:     0% (-1.57% net)
FEMALE NON-SMOKER ISSUE AGE 35
$2,000,000 INITIAL SPECIFIED AMOUNT                                          ASSUMED ANNUAL PREMIUM (1):       $16,000

                PREMIUMS                   ASSUMING CURRENT COSTS                      ASSUMING GUARANTEED COSTS
END            ACCUMULATED     ---------------------------------------------   -----------------------------------------------
 OF           AT 5% INTEREST      ACCUMULATION       CASH        DEATH           ACCUMULATION         CASH          DEATH
YEAR             PER YEAR           VALUE(2)       VALUE(2)     BENEFIT(2)         VALUE(2)          VALUE(2)      BENEFIT(2)
----             --------           --------       --------    -----------         --------          --------      ----------
  1               16,800             14,683         13,883      2,014,683           14,679            13,879       2,014,679
  2               34,440             29,129         28,489      2,029,129           29,113            28,473       2,029,113
  3               52,962             43,340         42,860      2,043,340           43,301            42,821       2,043,301
  4               72,410             57,319         56,999      2,057,319           57,245            56,925       2,057,245
  5               92,831             71,067         70,907      2,071,067           70,943            70,783       2,070,943

  6              114,272             84,586         84,586      2,084,586           84,393            84,393       2,084,393
  7              136,786             97,875         97,875      2,097,875           97,592            97,592       2,097,592
  8              160,425            110,935        110,935      2,110,935          110,537           110,537       2,110,537
  9              185,246            123,766        123,766      2,123,766          123,223           123,223       2,123,223
 10              211,309            136,368        136,368      2,136,368          135,644           135,644       2,135,644

 11              238,674            148,738        148,738      2,148,738          147,793           147,793       2,147,793
 12              267,408            160,886        160,886      2,160,886          159,670           159,670       2,159,670
 13              297,578            172,813        172,813      2,172,813          171,267           171,267       2,171,267
 14              329,257            184,514        184,514      2,184,514          182,569           182,569       2,182,569
 15              362,520            195,979        195,979      2,195,979          193,555           193,555       2,193,555

 16              397,446            207,201        207,201      2,207,201          204,196           204,196       2,204,196
 17              434,118            218,163        218,163      2,218,163          214,464           214,464       2,214,464
 18              472,624            228,855        228,855      2,228,855          224,323           224,323       2,224,323
 19              513,055            239,254        239,254      2,239,254          233,727           233,727       2,233,727
 20              555,508            249,341        249,341      2,249,341          242,629           242,629       2,242,629

 25              801,815            294,027        294,027      2,294,027          277,263           277,263       2,277,263
 30            1,116,173            324,151        324,151      2,324,151          285,044           285,044       2,285,044
 35            1,517,381            325,171        325,171      2,325,171          236,238           236,238       2,236,238
 40            2,029,436            266,337        266,337      2,266,337           75,451            75,451       2,075,451
 45            2,682,963             80,210         80,210      2,080,210                0                 0               0
 50                    0                  0              0              0                0                 0               0
 55                    0                  0              0              0                0                 0               0
 60                    0                  0              0              0                0                 0               0
 65                    0                  0              0              0                0                 0               0
-----------

(1) Assumes a $16,000 premium is paid at the beginning of each policy year. Values would be different if premiums are paid with a different frequency or in different amounts.
(2) Assumes that no policy loans or withdrawals have been made. Zero values indicate lapse in the absence of an additional premium payment.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE AND ELSEWHERE IN THIS PROSPECTUS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN. ACTUAL INVESTMENT RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS BY THE OWNER AND DIFFERENT INVESTMENT RATES OF RETURN FOR CHUBB SERIES TRUST. THE ACCUMULATION VALUE, CASH VALUE AND DEATH BENEFIT FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATION CAN BE MADE BY CHUBB LIFE, SEPARATE ACCOUNT C, OR CHUBB SERIES TRUST THAT THIS ASSUMED INVESTMENT RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME.